                            SCHEDULE 14C INFORMATION


                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                                (Amendment No. 3)


Check the appropriate box:

[X]   Preliminary Information Statement
[_] Confidential, For Use of the Commission Only (as Permitted by Rule 14c-5(d)(2))
[_]   Definitive Information Statement

                    ADVANCED REFRIGERATION TECHNOLOGIES, INC.
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                (Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11. (1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction apply:

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(3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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(4) Proposed maximum aggregate value of transaction: $

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(5) Total fee paid: $

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[_] Fee paid previously with preliminary materials:

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[_]   Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)   Amount previously paid:

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(2)   Form, schedule or registration statement no.:

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(3)   Filing party:

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(4)   Date filed:

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                    ADVANCED REFRIGERATION TECHNOLOGIES, INC.
                                    5 Whatney
                            Irvine, California 92618

                              INFORMATION STATEMENT


                                 March___, 2004


     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ACTION, DEFINED BELOW, HAS ALREADY BEEN APPROVED BY WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF THE OUTSTANDING COMMON STOCK OF THE COMPANY. A VOTE OF THE REMAINING SHAREHOLDERS IS NOT NECESSARY.

General


     This Information Statement is first being furnished on or about March___, 2004 to shareholders of record as of the close of business on October 30, 2003 (the "Record Date") of the common stock, no par value per share (the "Common Stock") of Advanced Refrigeration Technologies, Inc. ("ART" or the "Company") in connection with the following (the "Action"):


I. PROPOSAL NUMBER ONE. AMENDMENT TO THE ARTICLES OF INCORPORATION, CHANGING THE NAME OF THE COMPANY TO JOYSTAR, INC.

II. PROPOSAL NUMBER TWO. ADOPTION OF AMENDED 2002 EQUITY AND STOCK OPTION PLAN.

III. PROPOSAL NUMBER THREE. ADOPTION OF 2003 EQUITY COMPENSATION PLAN.

     The Board of Directors has approved, and a majority of the shareholders (the "Consenting Shareholders") representing not less than 12,820,000 shares of the 18,228,439 shares outstanding of the Common Stock as of the Record Date have consented in writing to the Action. Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding of Common Stock and are sufficient under the California General Corporation Law and ART's Bylaws to approve the Action. Accordingly, the Action will not be submitted to the other shareholders of ART for a vote and this Information Statement is being furnished to shareholders to provide them with certain information concerning the Action in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the regulations promulgated thereunder, including Regulation 14C.

     ART will pay all costs associated with the distribution of the Information Statement, including the costs of printing and mailing. ART will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of ART's Common Stock.

     The principal executive office of ART is located at 5 Whatney, Irvine, California 92618.

I. PROPOSAL NUMBER ONE. AMENDMENT TO THE ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY

     The Board of Directors has unanimously adopted and the Consenting Shareholders have approved an amendment to the Articles of Incorporation, as amended, of ART (the "Name Amendment") to change the name of the Company from "Advanced Refrigeration Technologies, Inc." to "Joystar, Inc." The text of the Name Amendment is attached as Exhibit A and is incorporated herein by reference.

Reasons for the Name Change


     In the judgment of the Board of Directors, the change of ART's corporate name is desirable in view of the acquisition by ART pursuant to the Agreement and Plan of Reorganization dated as of June 10, 2003 (the "Agreement") by and between ART and Joystar, Inc. ("Joystar"). Pursuant to the Agreement, as of June 11, 2003, the Company acquired from the shareholders of Joystar all of the shares of Joystar (the "Acquisition") and Joystar became a wholly owned subsidiary of the Company. Joystar is a provider of online travel services. Joystar is a development stage company and the auditors of Joystar raised substantial doubts as to Joystar's ability to continue as a going concern. Joystar's net losses for the nine months ended September 30, 2003 are $573,617. None of the former officers or directors of ART had or received any security interest in Joystar prior to the merger with Joystar or after such merger. Former officers and directors of ART included: Rick McEwan, Clare Schrum and Allan Schrum. The Company has not received any opposition to any action taken by the majority shareholders. Following the Acquisition, the Company discontinued its operations relating to refrigeration fan controllers business and concentrated on the business conducted by Joystar. Accordingly, the directors of the Company believe that the Name Amendment will result in the Company having a name which more accurately reflects its business and the focus of its operations.


Description of the Acquisition of Joystar

         1. Summary Term Sheet as of June 11, 2003 (the Closing of the Acquisition):

- exchange of all of the outstanding shares of Joystar for 13,880,599 newly issued shares of ART to Joystar shareholders;
-    total outstanding shares of Joystar: 13,880,599 shares of common stock;
-    total outstanding shares of ART: 3,322,840 shares of common stock;
- outstanding shares of ART after the Acquisition: 17,203,439 shares of common stock;
- appointment of William M. Alverson to the Board of Directors of the Company and as the President, CEO and CFO of the Company; resignation of the then current officers and directors;
-    payment of debts of ART by Joystar in the approximate amount of $60,000;
- assumption of additional liabilities of ART by Joystar in the approximate amount of $50,000;
- concurrent with the Closing of the Acquisition, the sale of certain assets of ART valued at approximately $85,000 to Advanced Refrigeration Controls, Inc., a California corporation controlled by Allen and Clare Schrum in consideration for assumption of certain liabilities of ART in the approximate amount of $105,000.

         2. Contact Information

The contact information for the Company is William M. Alverson, President. The Company's address is 5 Whatney, Irvine, California 92618. The Company's previous address was at 9309 Narnia Drive, Riverside, California 92503.

         3. Business Conducted.

ART was in the business of designing, manufacturing and marketing an energy efficiency evaporator fan motor controller for walk-in refrigerators and freezers that can save the customers in refrigeration energy costs. The Company has not been able to successfully sell enough units to be profitable and has sustained losses every year since inception. The Company has not been successful in obtaining necessary funding to continue the business. Since August, 2002, the Company has been actively engaged in finding a potential investor to acquire the Company and bring in a new business.

JOYSTAR, INC.

Overview


Joystar is a provider of online and offline travel services for the leisure and small business traveler. Joystar derives revenue from annual membership fees from its partner agents as well as from travel transactions from its customers and agents. Joystar offers reliable, real time access to research and reservation services for over 400 airlines, 50,000 lodging properties, all major cruise lines, tour operators, and car rental companies. By accessing Joystar's website at www.joystar.com, both Joystar's agents and customers enter a one stop shopping environment for their travel purchases 24 hours a day, 7 days a week. All officers of Joystar are full-time and devote a minimum of 40 hours per week to the business of the Company.

The Company also develops and markets its Independent Travel Agent Program (website at Iamatravelagent.com)- a business opportunity targeted to two main groups: (1) affluent leisure travelers and small business owners who are looking to save money on their travel; and (2) the growing population of people who wish to supplement their primary income working part-time as well as full-time home-based entrepreneurs.

Joystar's travel agent program, is designed for individuals from all walks of life who desire to earn a part-time or full-time income from the comfort of their home or office. The simplicity of the program allows people to receive commissions on their travel as well as travel purchases made by people they refer to the agency. The travel agent program centers more on loyalty marketing than any special skills required by the independent agent as the actual bookings, payment processing, and fulfillment are handled by Joystar or the travel supplier (airline, hotel, cruise line, etc.).

The benefits of being an independent travel agent include access to "agent only" specials and deeply discounted travel offered by travel suppliers, cash incentives and the possibility of upgrades when the agent is traveling. Booking tools, exclusive specials, on-line training and educational opportunities, important news and comprehensive information for initiating and increasing sales are all available to Joystar travel agents. Essential to this is building meaningful preferred supplier relationships to the ultimate benefit of the traveler. With the buying power of tens of thousands of travel agents, Joystar can strive to provide exceptional value to its consumers and agents alike.

Joystar blends the best of the online model (instant access to vast amounts of information) with personal service from experience travel agents. Joystar provides its "outside" travel agents and their customers reliable, real-time access to one of the largest databases of "published" travel products, including over 400 airlines, 65,000 lodging properties, and all major car rental companies. In addition, Joystar provides access to "unpublished" fares. An "unpublished" airfare is a consolidator (wholesaler) fare. Those fares are not offered to the public. They are only available to the travel agents. Airlines contract with consolidators for excess seats on certain flights. Consolidators in turn, resell these seats to travel agents (with a small mark-up) allowing the agent to mark up the fare and still offer the customer the same or lower fare than what is "published" by the airline.

Joystar also offers Preferred Supplier Program, which is a resource to help increase Joystar agents' earnings and drive the revenues of the Company. Through negotiated discounts and overrides, Joystar agents enjoy commission increases of up to 20% over industry standards for travel bookings. Joystar's agreements with its partners and consortium will also protect the agency from commission cuts.

These products, in particular, offer our agents dramatically enhanced commissions while still providing significantly lower costs to their retail customers. Joystar's most basic assumption is that Joystar has two key customers: the consumer and the independent travel agent. Joystar's success depends on the loyalty and growth of both groups.

Joystar's management believes that its success will be due both to the advent of new technologies, and innovative marketing strategies and relentless focus on the improvement of Joystar's customer service functions. Joystar intends to set an outstanding example of building economic power and revenues through astute forms of vertical relationships - downstream through our travel agents, upstream through the travel suppliers (air consolidators, hotels, cruise lines, car rental agencies, etc.). Joystar's strategy is the lower cost information and extensive use of outsourcing which allows Joystar to rapidly scale operations to meet the demands of its growing agent and traveler base.

The Company maintains its corporate offices in Irvine, California. The Company occupies 6,200 square fees pursuant to the lease agreement entered in June, 2003. The Company pays $1.10 per square foot. The lease agreement is for a term of one year with three one year options to extend the lease.

Business Development

The Company is developing a global travel marketplace in which travel suppliers can reach, in a highly efficient manner, a large audience of consumers who are actively planning and purchasing travel. The Company offers suppliers a broad range of merchandising strategies designed to increase their revenues. The Company currently offers travel services provided by over 450 airlines and 43,000 lodging properties, all major car rental companies, numerous vacation packages and cruise lines and many hundreds of destination service merchants such as attractions and local transportation and tour providers.

The Company has three separate business models: the agency model, the merchant model and the agent host model. Under the agency model, the Company acts as an agent in the transaction, passing a customer's reservation to the travel supplier (airline, hotel, car rental company or destination service provider). The Company receives a commission from the travel supplier for our services as an agent. In an agency transaction, the supplier sets the retail price paid by the customer, and the supplier is the merchant of record for the transaction. Under the merchant model, the Company receives inventory (airline seats and hotel rooms) from suppliers at negotiated rates. Then the Company determines the retail price that the customer pays and process the transactions as the merchant of record in the transaction. Acting as a merchant enables the Company to achieve a higher level of gross profit per transaction than in the agency model and provides better prices to customers than in agency transaction. Integrating merchant inventory with the online booking technology platform enables the Company to create that benefit both customers and suppliers. In addition to the revenue the Company receives from the sale of travel planning services under the agency and merchant models, the Company is also to derive revenue from sales of advertisements on our websites, and licensing of components of our technology.

In addition to the travel revenue, Joystar offers hosting and support services to home-based travel agents. The Company has three hosting packages priced at $49, $149 and $479, depending on the scope of services offered. The Company also derives revenue from transaction fees and commissions the agents create from booking travel with their clients. The Company plans to develop a membership base of 100,000 home-based agents over the next 3 years. The majority of the members' annual renewal fees will be $149. The Company believes that with the tools, marketing resources, and support it provides, its agents may average $10,000 per year in leisure bookings. Revenue on leisure travel is expected to be approximately 15% or $1,500 per agent. One hundred thousand agents annually renewing at $149 can be expected to generate $14,900,000 in membership revenue and approximately $150 million in revenue on $1 billion in bookings if each agent averages $10,000/year in bookings. There are no assurances that such a plan of operations will be successful.

Market Target

The travel industry is very large and highly fragmented. According to the World Travel and Tourism Council, worldwide travel and tourism spending for calendar year 2003 was estimated to be $3.7 trillion.

Consumers planning and purchasing a trip generally engage in a predictable process that begins with considering destinations, dates and budgets, and progresses to a series of purchase decisions involving transportation, accommodations and destination activities. Historically, this planning and purchasing process has been inefficient because consumers have to spend a significant amount of time piecing together the information from a variety of sources. Consumers frequently consulted many different media and people, such as guidebooks, magazines, travel agents, friends, co-workers and individual travel suppliers. The supply side of the travel industry can be equally inefficient. The supplier community includes hundreds of airlines, thousands of hotels, dozens of car rental companies, numerous vacation packages and cruise lines and hundreds of thousands of destination services merchants such as restaurants, attractions, and local transportation and tour providers. These suppliers spend substantial amounts of money to reach and attract potential purchasers. The fragmental nature of the global consumer travel market makes it difficult and inefficient for suppliers to effectively target those consumers who are currently engaged in the travel planning process.

Consumers and suppliers rely on travel agents as intermediaries to provide information on their travel choices and help them purchase their trips. Joystar travel agents have access to comprehensive information on the availability and pricing of airline seats through global distribution systems. The Company makes it possible for our travel agents to provide consumers reliable, personalized or comprehensive travel information.

The Company has been able to combat the inefficiency and fragmentation of the industry with technology. Joystar uses technology to make the process of planning and purchasing travel easier for their customers. This technology empowers customers to be their own travel agent and make fully informed decisions about their choice of travel services.

GEOGRAPHIC AREA OF SERVICES. The Company plans to offer travel planning services in the United Sates, the United Kingdom, Germany, Canada, France, Italy and the Netherlands. Joystar products are planned to include direct-to- consumer travel planning services sold via the Internet and call centers, our co-branded private label business.

UNITED STATES

In the United States, Joystar offers customers a broad range of features and travel products through the Joystar.com website, our live agent operations, our co-branded and private label business.

FLIGHT, HOTEL, VACATION PACKAGE, CAR AND CRUISE. Consumers can search for and compare airline, rental car, hotel room, destination services and cruise pricing and availability information and can also purchase tickets or make reservations by selecting from our published rate and negotiated rate offerings. In addition, agent members can combine elements of their trip into custom built packages through tools in the "Agent Only" section of Joystar. Joystar's co-branded and private label program enables partners to market our suppliers' inventory to consumers under their own brand.

Customer Service at 1-877-800-STAR. For all travel offerings, the Company provides a competent agent-based support service. This service is accessible through toll-free telephone support or via email. For purposes of operational flexibility, the Company plans to provide this support infrastructure with a combination of in-house and outsourced call centers. Customer support will be split between our own call center and outsourced third parties. All supplier support is managed by Joystar.

INTERNATIONAL

The Company's long term international strategy is to leverage our technology platform to enter markets with large existing travel markets and established consumer behavior for planning and purchasing travel either on the Internet or over the telephone. The Company plans to customize each of its international points of sale to reflect language, customs, traveler behavior and preferences, and available supplier inventory that may vary from country to country.

GOVERNMENT REGULATION
---------------------

TRAVEL INDUSTRY REGULATION

Joystar must comply with laws and regulations relating to the travel industry and the sale of travel services. These include registering with various states and countries as a seller of travel, complying with certain disclosure requirements and participating in state restitution funds. Both the Federal Trade Commission and the Department of Transportation take the position that their regulations prohibiting unfair and deceptive advertising practices apply to our business.

REGULATIONS OF THE INTERNET

Currently, few laws and regulations apply directly to the Internet and commercial online services and, to the extent such laws exist or apply to us, we believe we are in compliance with all of them. The following summary does not purport to be complete discussion of all enacted or pending regulations and policies that may affect our business. This summary focuses primarily on the enacted federal, state and international legislation specific to businesses that operate as we do. For further information concerning the nature and extent of federal, state and international regulation of online businesses, you should review public notices and rulings of the U.S. Congress, state and local legislature and international bodies.

Due to the growth of the Internet and online commerce, coupled with publicity regarding Internet fraud, new laws and regulations are continually being considered (at the federal, state and international levels) regarding property ownership, sales and other taxes, pricing and content, advertising, intellectual property rights, libel, user privacy, and information security. New laws or different applications of existing laws would likely impose additional burdens on companies conducting business online and may decrease the growth of the Internet or commercial online services. In turn, this could decrease the demand for our products and services or increase our cost of doing business. We cannot predict whether any of the proposed privacy legislation currently pending will be enacted and what effect, if any, it would have on our company.

TAXES. Federal regulation imposing limitations on the ability of states to impose taxes on Internet-based sales was enacted in 1998 and extended in 2001. The Internet Tax Non-Disclosure Act, as this legislation is known, exempts certain types of sales transactions conducted over the Internet from multiple or discriminatory state and local taxation through November 1, 2003. It is possible this legislation will not be renewed when it terminates. Failure to renew this legislation could allow state and local governments to impose taxes on Internet-based sales, and these taxes could decrease the demand for our products or services or increase our cost of operations.

PRIVACY. As an online business, customers provide us with personally identifiable information (PII) that has been specifically and voluntarily given. PII includes information that can identify a customer as a specific individual, such as name, phone number, or e-mail address. This information is used only for the purpose of responding to and fulfilling customer requests for our travel products and services. We will only share customer PII with our authorized travel service providers, and only as necessary in order to complete a transaction that customers specifically request. We do not sell or rent PII to anyone. We provide customers with choice and control over the collection and use of their PII, as well as a means of updating, correcting, or removing any PII stored in their customer profile. Customers are provided the opportunity to specifically choose the promotional marketing communications they wish to receive from our company. If they choose to opt-out any of the promotional e-mail services that we provide, then we will only send e-mail that relates to a specific travel purchase they have made through us.

CURRENT US FEDERAL PRIVACY REGULATION. Increasing concern over consumer privacy, including regulations related to the use of the Internet for conducting transactions and electronic commerce, has led to the introduction of proposed legislation at the federal level. The most far-reaching of these current laws are focused on financial institutions, health care providers, and companies that voluntarily solicit information form children. For businesses that operate online such as Joystar, the Unsolicited Electronic Mail Act of 1999 has been enacted to protect individuals, families, and internet service providers form unsolicited and unwanted electronic mail, commonly referred to as spamming. Additionally, the Federal Trade Commission has a role in consumer privacy protection and is involved with related enforcement activities.

CURRENT STATE PRIVACY REGULATION. Most states have enacted legislation to regulate the protection of consumer's information on the Internet. Much of this legislation is focused on financial institutions and health care providers. The legislation that has become state law is a small percentage of the number still pending, and is similar to what has been enacted at the federal level. The Company cannot predict whether any of the proposed state privacy legislation currently pending review will be enacted and what effect, if any, it would have on our Company.

SPECIAL RISK FACTORS

Prospective investors should carefully consider the risks of an investment in any speculative start-up business and the risks and the speculative factors inherent to and affecting the Company's business described below.

Factors that may cause Joystar to fail are the following:


- The Company's prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development.


- Our inability to obtain new customers at reasonable cost, retain existing customers or encourage repeat purchases.

- Decreases in the number of visitors to our websites or our inability to convert visitors to our websites into customers.

- Our inability to adequately maintain, upgrade and develop our websites, the systems that we use to process customers' orders and payments or our computer network.

- Our inability to retain existing airlines, hotels, rental car companies and other suppliers of travel services ("travel suppliers") or to obtain new travel suppliers .

- Our inability to obtain travel products on satisfactory terms from our travel suppliers.

- The ability of our competitors to offer new or enhanced websites, services or products.

-    Fluctuating gross margins due to a changing mix of revenues.

- The termination of existing relationships with key service providers or failure to develop new ones.

- The amount and timing of operating costs relating to expansion of our operations.

- Economic conditions specific to the Internet, online commerce and the travel industry

-    Attract additional travel suppliers and consumers to our service.

-    Maintain and enhance our brand.

-    Expand our service offerings.

-    Operate, expand and develop our operations and systems efficiently.

-    Maintain adequate control of our expense

-    Respond to technological changes.

-    Respond to competitive market conditions

- We may not be successful in accomplishing these objectives and our failure to do so may have a material adverse effect on our business, operating results and financial condition.

- We depend on our relationships with travel suppliers, licensees and computer reservation systems; our business could be harmed by adverse changes in these relationships.

- Our business model relies on relationships with travel suppliers, and it would be negatively affected by adverse changes in these relationships. We depend on travel suppliers to enable us to offer our customers comprehensive access to travel services and products. Consistent with industry practices, we currently have few agreements with our travel suppliers obligating them to sell services or products through our websites. It is possible that travel suppliers may choose not to make their inventory of services and products available through online distribution. Travel suppliers could elect to sell exclusively through other sales and distribution channels or to restrict our access to their inventory, either of which could significantly decrease the amount or breadth of our inventory of available travel offerings. We will also depend on travel suppliers for advertising revenues.

- In addition to our relationships with travel suppliers, our business model relies on our relationships with licensees and computer reservations systems. Our license revenues are generated through new and existing travel agents.

- Adverse changes in any of these relationships could have a material adverse effect on our business, operating results and financial condition.

- A decline in commission rates or the elimination of commissions could hurt our business.

- A substantial majority of our online revenues depends on the commissions paid by travel suppliers for bookings made through our online travel service. Generally, we do not have written commission agreements with our suppliers. As is standard practice in the travel industry, we rely on informal arrangements for the payment of commissions. Travel suppliers are not obligated to pay any specified commission rate for bookings made through our websites. We cannot assure you that airlines, hotel chains or other travel suppliers will not reduce current industry commission rates or eliminate commissions entirely, either of which could have a material adverse effect on our business, operating results and financial condition.

     For example, in 1995, most of the major airlines placed a cap on per-ticket commissions payable to all travel agencies for domestic airline travel. In September 1997, the major United States airlines 9 reduced the commission rate payable to traditional travel agencies from 10% to 8%. In 1997, the major United States airlines reduced the commission rate payable for online reservations from 8% to 5%. In addition, since 1998, many airlines have implemented a zero commission of for domestic round trip ticket sales.

- Consumers, travel suppliers and advertisers may not accept our website as a valuable commercial tool which would harm our business.

- For us to achieve significant growth, travel agents, consumers, travel suppliers, and advertisers must accept our website as a valuable commercial tool. Consumers who have historically purchased travel products using traditional commercial channels, such as local travel agents and calling airlines directly must instead purchase these products through our website.

- Similarly, travel suppliers and advertisers will also need to accept or expand their use of our website. Travel suppliers will need to view our websites as an efficient and profitable channel of distribution for their travel products. Advertisers will need to view our website as effective ways to reach their potential customers.

- In order to achieve the acceptance of consumers, travel suppliers and advertisers contemplated by our business plan, we will need to continue to make substantial investments in our technology and brand. We cannot, however, assure you that these investments will be successful. Our failure to make progress in these areas will harm our business.

- Intense competition could reduce our market share and harm our financial performance.

- The markets for the products and services offered by us are intensely competitive. We compete with other online travel reservation services, traditional travel agencies, and travel suppliers offering their services. We also compete with many of the same parties and others in the licensing of technology to home based travel agents and corporate travel agencies.

- We compete with a variety of companies with respect to each product or service we offer. These competitors include: Internet travel agencies such as Expedia, Orbitz, and Travelocity; local, regional, and national and international traditional travel agencies;consolidators and wholesalers of airline tickets and other travel products, including online consolidators such as Cheaptickets.com, Hotwire and Priceline.com.; individual airlines, hotels, rental car companies, cruise operators and other travel service providers, some of which are suppliers to our websites; operators of travel industry reservation databases.

In addition to the traditional travel agency channel, many travel suppliers, including many suppliers with which we will do business, also offer their travel services as well as third- party travel services directly through their own websites. Suppliers also sell their own services directly to consumers, predominantly by telephone. As the market for online travel services grows, we believe that the companies involved in the travel services industry, including travel suppliers, traditional travel agencies and travel industry information providers, will increase their efforts to develop services that compete with our services by selling inventory from a wide variety of suppliers. We cannot assure you that our online operations will compete successfully with any current or future competitors.

Many of our competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than we have and may enter into strategic or commercial relationships with larger, more established and better-financed companies. Some of our competitors may be able to secure services and products from travel suppliers on more favorable terms, devote greater resources to marketing and promotional campaigns and commit more resources to website and systems development than we are able to devote. In addition, the introduction of new technologies and the expansion of existing technologies may increase competitive pressures. Increased competition may result in reduced operating margins, as well as loss of market share and brand recognition. We cannot assure you that we will be able to compete successfully against current and future competitors. Competitive pressures faced by us could have a material adverse effect on our business, operating results and financial condition.

We believe that establishing, maintaining and enhancing the Joystar brand will be a critical aspect of our efforts to attract and expand our online traffic. The number of Internet sites that offer competing services, many of which already have well-established brands in online services or the travel industry generally, increases the importance of establishing and maintaining brand recognition. Promotion of the Joystar brand will depend largely on our success in providing a high-quality online experience supported by a high level of customer service. In addition, to attract and retain online users and to respond to competitive pressures, we intend to increase our spending substantially on marketing and advertising with the intention of expanding our brand recognition. However, we cannot assure you that these expenditures will be effective to promote our brand or that our marketing efforts generally will achieve our goals.

If we are unable to provide high-quality online services or customer support, if we fail to promote and maintain our brand or if we incur excessive expenses in these efforts, our business, operating results and financial condition would be materially adversely affected. If we are unable to introduce and sell new products and services, our business may be harmed.

We need to broaden the range of travel products and services and increase the availability of products and services that we offer in order to enhance our service. We will incur substantial expenses and use significant resources trying to expand the range of products and services that we offer. However, we may not be able to attract sufficient travel suppliers and other participants to provide desired products and services to our consumers. In addition, consumers may find that delivery through our service is less attractive than other alternatives. If we launch new products and services and they are not favorably received by consumers, our reputation and the value of the Joystar brand could be damaged.

Our relationships with consumers and travel suppliers are mutually dependent since consumers will not use a service that does not offer a broad range of travel services. Similarly, travel suppliers will not use a service unless consumers actively make travel purchases through it. We cannot predict whether we will be successful in expanding the range of products and services that we offer. If we are unable to expand successfully, our business, operating results and financial condition may be materially adversely affected. We may be unable to plan and manage our operations and growth effectively.

- Growth and our anticipated future operations will continue to place, a significant strain on our management, systems and resources. We will continue to increase the scope of our operations and the size of our workforce. In addition to needing to train and manage our workforce, we will need to continue to improve and develop our financial and managerial controls and our reporting systems and procedures. A failure to plan, implement and integrate these systems successfully could adversely affect our business.

- Our growth may increase our expense levels and the difficulties we face in managing our operations.

- Declines or disruptions in the travel industry, such as those caused by terrorism or general economic downturns, could reduce our revenues.

- We rely on the health and growth of the travel industry. Travel is highly sensitive to travel safety concerns, and thus declines may occur after acts of terrorism that affect the safety of travelers. The terrorist attacks of September 11, 2001 on the World Trade Center in New York City and the Pentagon in northern Virginia using hijacked commercial airliners resulted in bookings industry wide. The long-term effects of these events could include, among other things, a protracted decrease in demand for air travel due to fears regarding additional acts of terrorism, military responses to acts of terrorism and increased costs and reduced operations by airlines due, in part, to new security directives adopted by the Federal Aviation Administration. These effects, depending on their scope and duration which we cannot predict at this time together with any future terrorist attacks, could significantly impact our long-term results of operations or financial condition.

- In addition, travel is sensitive to business and personal discretionary spending levels and tends to decline during general economic downturns, which could also reduce our revenues. Other adverse trends or events that tend to reduce travel are likely to hurt our business. These may include:

     o Price escalation in the airline industry or other travel-related industries.

     o    Increased occurrence of travel-related accidents.

     o    Airline or other travel-related strikes.

     o    Political instability.

     o    Regional hostilities and terrorism.

     o    Bad weather

     o    Interruptions in service from third parties could hurt our business.

- We rely on third-party computer systems and third-party service providers, including the computerized central reservation systems of the airline, hotel and car rental industries to make airline ticket, hotel room and car rental reservations and credit card verifications and confirmations. Any interruption in these third-party services or deterioration in their performance could hurt our business. If our arrangement with any of these third parties is terminated, we may not find an alternate source of systems support on a timely basis or on commercially reasonable terms.

- Our success depends on maintaining the integrity of our systems and infrastructure.

- As our operations grow in both size and scope, domestically and later internationally, we will need to improve and upgrade our systems and infrastructure to offer an increasing number of travel agents, customers and travel suppliers enhanced products, services, features and functionality. The expansion of our systems and infrastructure will require us to commit substantial financial, operational and technical resources before the volume of business increases, with no assurance that the volume of business will increase. Travel agents, consumers and suppliers will not tolerate a service hampered by slow delivery times, unreliable service levels or insufficient capacity, any of which could have a material adverse effect on our business, operating results and financial condition.

- In this regard, our operations face the risk of systems failures. Our systems and operations are vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, break-ins, earthquake and similar events. Business interruption insurance may not adequately compensate us for losses that may occur. The occurrence of a natural disaster or unanticipated problems at our leased facilities could cause interruptions or delays in our business, loss of data or render us unable to process reservations. In addition, the failure of our computer and communications systems to provide the data communications capacity required by us, as a result of human error, natural disaster or other operational disruption could result in interruption of our service. The occurrence of any or all of these events could adversely affect our reputation, brand and business.

- Rapid technological changes may render our technology obsolete or decrease the competitiveness of our services.

- To remain competitive, we must continue to enhance and improve the functionality and features of our website. The Internet and the online commerce industry are rapidly changing. If competitors introduce new services embodying new technologies, or if new industry standards and practices emerge, our existing website and proprietary technology and systems may become obsolete. Our future success will depend on our ability to do the following:

     o    Enhance our existing services.

     o Develop and license new services and technologies that address the increasingly sophisticated and varied needs of our prospective customers and suppliers.

     o Respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis

Developing our website and other proprietary technology entails significant technical and business risks. We may use new technologies ineffectively or we may fail to adapt our websites, transaction-processing systems and network infrastructure to customer requirements or emerging industry standards. If we face material delays in introducing new services, products and enhancements, our customers and suppliers may forego the use of our services and use those of our competitors.

The success of our business will depend on continued growth of online commerce and the Internet.

Our future revenues and profits depend upon the widespread acceptance and use of the Internet and online services as a medium for commerce. Rapid growth in the use of the Internet and online services is a recent phenomenon. This growth may not continue. A sufficiently broad base of consumers may not accept, or continue to use, the Internet as a medium of commerce. Demand for and market acceptance of recently introduced products and services over the Internet are subject to a high level of uncertainty.

The Internet has experienced, and is expected to continue to experience, significant growth in the number of users and amount of traffic. Our success will depend upon the development and maintenance of the Internet's infrastructure to cope with this increased traffic. This will require a reliable network backbone with the necessary speed, data capacity and security and the timely development of complementary products for providing reliable Internet access and services. Major online service providers and the Internet itself have experienced outages and other delays as a result of software and hardware failures and could face such outages and delays in the future. Outages and delays are likely to affect the level of Internet usage and the processing of transactions on our websites. In addition, the Internet could lose its viability because of delays in the development or adoption of new standards to handle increased levels of activity or of increased government regulation. The adoption of new standards or government regulation may require us to incur substantial compliance costs.

- Our business is exposed to risks associated with online commerce security and credit card fraud.

Consumer concerns over the security of transactions conducted on the Internet or the privacy of users may inhibit the growth of the Internet and online commerce. To transmit confidential information such as customer credit card numbers securely, we rely on encryption and authentication technology. Unanticipated events or developments could result in a compromise or breach of the systems we use to protect customer transaction data. Furthermore, our servers may also be vulnerable to viruses transmitted via the Internet. While we proactively check for intrusions into our infrastructure, a new and undetected virus could cause a service disruption.

Under current credit card practices, we may be held liable for fraudulent credit card transactions and other payment disputes with customers. A failure to control fraudulent credit card transactions adequately would adversely affect our business.

-    Our planned international operations will involve risks.

At some time in the future, we plan to operate in the United Kingdom, Germany, Canada, France, the Netherlands and Italy and may expand our operations to other countries. In order to achieve widespread acceptance in each country we enter, we believe that we must tailor our services to the unique customs and cultures of that country. Learning the customs and cultures of various countries, particularly with respect to travel patterns and practices, is a difficult task and our failure to do so could slow our growth in those countries. We will be subject to the normal risks of doing business internationally, as well as risks specific to Internet-based companies in foreign markets. These risks include:

     o Delays in the development of the Internet as a broadcast, advertising and commerce medium in international markets.

     o Difficulties in managing operations due to distance, language and cultural differences, including issues associated with establishing management systems infrastructures in individual foreign markets.

     o    Unexpected changes in regulatory requirements.

     o    Export and import restrictions.

     o    Tariffs and trade barriers and limitations on fund transfers.

     o    Difficulties in staffing and managing foreign operations.

     o    Potential adverse tax consequences.

     o    Exchange rate fluctuations.

- Increased risk of piracy and limits on our ability to enforce our intellectual property rights.

Any of these factors could harm our business. We may not elect to hedge our foreign currency exposures.

We may be found to have infringed on intellectual property rights of others which could expose us to substantial damages and restrict our operations.

We could be subject to claims that we have infringed the patents, copyrights or other intellectual property rights of others. In addition, we may be required to indemnify travel suppliers for claims made against them. Any claims against us could require us to spend significant time and money in litigation, delay the release of new products or services, pay damages, develop new intellectual property or acquire licenses to intellectual property that is the subject of the infringement claims. These licenses, if required, may not be available on acceptable terms or at all. As a result, intellectual property claims against us could have a material adverse effect on our business, operating results and financial condition.

-    Because our market is seasonal, our quarterly results will fluctuate.

- Our limited operating history and anticipated rapid growth will make it difficult for us to assess the impact of seasonal factors on our business. Nevertheless, we expect our business to be subject to seasonal fluctuations, reflecting seasonal trends for the products and services offered by our websites. For example, demand for travel bookings may increase in anticipation of summer vacations and holiday periods, but online travel bookings may decline with reduced Internet usage during the summer months. These factors could cause our revenues to fluctuate from quarter to quarter. Our results may also be affected by seasonal fluctuations in the inventory made available to our service by travel suppliers. Airlines, for example, typically enjoy high demand for tickets through traditional distribution channels for travel during holiday periods. As a result, during these periods, airlines may either have fewer inventories to offer through our service or available tickets may be less competitively priced. These same factors are expected to affect rental cars, hotels and other travel products and services.

- Our success depends in large part on the continuing efforts of a few individuals and our ability to continue to attract, retain and motivate highly skilled employees.

- We will depend substantially on the continued services and performance of our senior management, particularly William M. Alverson, our Chief Executive Officer and President. The loss of the services of any executive officers or other key employees could hurt our business.

- Our website will rely on intellectual property, and we cannot be sure that this intellectual property will be protected from copy or use by others, including potential competitors.

- We regard some of our content and technology as proprietary and will try to protect our proprietary technology by relying on trademarks, copyrights, trade secret laws and confidentiality agreements with consultants. In connection with our license agreements with third parties, we seek to control access to and distribution of our technology, documentation and other proprietary information. Even with all of these precautions, it is possible for someone else to copy or otherwise obtain and use our proprietary technology without our authorization or to develop similar technology independently. Effective trademark, copyright and trade secret protection may not be available in every country in which our services are made available through the Internet, and policing unauthorized use of our proprietary information is difficult and expensive. We cannot be sure that the steps we will take will prevent misappropriation of our proprietary information. This misappropriation could have a material adverse effect on our business. In the future, we may need to go to court to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others. This litigation might result in substantial costs and diversion of resources and management attention.

- We plan to license from third parties, certain technologies incorporated into our website. As we introduce new services that incorporate new technologies, we may be required to license additional technology from third parties. We cannot be sure that these third-party technology licenses will continue to be available on commercially reasonable terms, if at all.

-    Critical Accounting Policies and Estimates

a) Revenue Recognition

We recognize agency revenues on hotel, cruise and car rental reservations at the earlier of notification of the amount of the commission from a commission clearinghouse or a supplier or on receipt of the commissions from an individual supplier. Override commissions are recognized each period based upon our projected and actual attainment of predetermined target sales levels. Where historical financial data is not available to project the target sales levels, we record the override commission upon receipt of the commission from the supplier.

Our merchant revenues are derived from transactions where we are the merchant of record and determine the price. We have agreements with suppliers for blocks of inventory that we sell and these sales generate the majority of our total merchant revenues. We do not have purchase obligations for unsold inventory. Recognition of merchant revenue occurs on the date the traveler uses the inventory, such as the date of airline departure or hotel stay.

b) Reserves

Accounting estimates are an integral part of the financial statements prepared by management and are based on management's current judgments. Those judgments are normally based on knowledge and experience about past and current events and on assumptions about future events.

We are potentially subject to a concentration of credit risk from our accounts receivable. Also, we record a reserve against the use of fraudulent credit cards on our Web sites and customer service related chargebacks.

- We are subject to other risks and uncertainties common to growing technology-based companies, including rapid technological change, growth and commercial acceptance of the Internet, dependence on third-party technology, challenges to patents, new service introductions and other activities of competitors, dependence on key personnel, international expansion, and limited operating history. In addition, we are subject to uncertainty caused by economic, political and transportation climates and events, such as the September 11, 2001 terrorist activities, which may impact future demand for the products and services that we sell.

Regulatory and legal uncertainties could harm our business.

The laws and regulations applicable to the travel industry affect us and our travel suppliers. We are subject to laws and regulations relating to the sale of travel services, including those prohibiting unfair and deceptive practices and those requiring us to register as a seller of travel, comply with disclosure requirements and participate in state restitution funds. In addition, many of our travel suppliers and computer reservation systems providers are heavily regulated by the United States and other governments. Our services are indirectly affected by regulatory and legal uncertainties affecting the businesses of our travel suppliers and computer reservation systems providers.

We are also subject to laws and regulations applicable to businesses generally and online commerce. Currently, few laws and regulations directly apply to the Internet and commercial online services. Moreover, there is currently great uncertainty about whether or how existing laws governing issues such as property ownership, sales and other taxes, libel and personal privacy apply to the Internet and commercial online services. It is possible that laws and regulations may be adopted to address these and other issues. Further, the growth and development of the market for online commerce may prompt calls for more stringent consumer protection laws. New laws or different applications of existing laws would likely impose additional burdens on companies conducting business online and may decrease the growth of the Internet or commercial online services. In turn, this could decrease the demand for our products and services increase our cost of operations or otherwise hurt our business.

The market price for our common stock is likely to be highly volatile and subject to wide fluctuations in response to factors including the following:

     o    Actual or anticipated variations in our quarterly operating results.

     o Announcements of technological innovations or new services by us or our competitors.

     o    Changes in financial estimates by securities analysts.

     o    Conditions or trends in the Internet or online commerce industries.

     o Changes in the economic performance or market valuations of other Internet, online commerce or travel companies.

     o Announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments.

     o    Additions or departures of key personnel.

     o Release of lock-up or other transfer restrictions on our outstanding shares of common stock or sales of additional shares of common stock.

     o    Potential litigation

The market prices of the securities of Internet-related and online commerce companies have been especially volatile. Broad market and industry factors may adversely affect the market price of our common stock, regardless of our actual operating performance. In the past, following periods of volatility in the market price of their stock, many companies have been the subject of securities class action litigation. If we were sued in a securities class action, it could result in substantial costs and a diversion of management's attention and resources and would adversely affect our stock price.

Future sales of substantial amounts of common stock in the public market could adversely affect prevailing market prices. Sales of substantial amounts of our common stock in the public market after the restrictions lapse could adversely affect the prevailing market price and impair our ability to raise equity capital in the future.

We will need to raise additional capital in order to remain competitive in the online travel services industry. This capital may not be available on acceptable terms, if at all.

We will not be able to fund our growth if we lack adequate resources. If we raise additional funds by issuing equity or convertible debt securities, the percentage ownership of our stockholders will be diluted. Any securities could have rights, preferences and privileges senior to those of the common stock.

         4. Terms of the Transaction

As of June 11, 2003, Advanced Refrigeration Technologies, Inc., a California corporation ("ART" or the "Company") consummated a transaction, whereby the Company acquired all of the issued and outstanding shares of Joystar, Inc., a Nevada corporation ("Joystar") in exchange for the issuance by the Company of a total of 13,880,599 newly issued restricted shares of common voting stock to the Joystar shareholders pursuant to the Agreement and Plan of Reorganization (the "Agreement"), dated as of June 10, 2003, by and between the Company and Joystar (the "Closing").


Since ART had not been able to successfully sell enough units to be profitable and had sustained losses every year since inception and it had not been successful in obtaining necessary funding to continue the business, the Company had been actively engaged in finding a potential investor to acquire the Company and bring in a new business. At the time of the Acquisition, ART did not have any operations, did not have any funding to pay off its liabilities and did not have any funds to maintain its filing requirements with the Securities and Exchange Commission. The Company approved the Acquisition because it was in the best interest of the Company and it was the only viable option for the Company and its shareholders to bring in a new business, have its liabilities paid off and to continue operations.

The Parties made contacts through the pre-existing business relationships between the professionals of both companies. No introduction or finders fees were paid to anyone in connection with the transaction. The parties initially entered a letter of intent on April 24, 2003 which included the major terms of the transaction such as the issuance of approximately 78% of the common stock of Advanced Refrigeration Technologies, Inc. to Joystar shareholders and the repayment of Advanced Refrigeration Technologies, Inc. debt equal to approximately $125,000. In addition, the remaining liabilities and assets were to be transferred to a newly formed corporation. Those terms were subsequently negotiated by the parties to the final terms set forth in the share exchange agreement. ART issued a total of 13,880,599 shares of common stock of ART to Joystar shareholders in the transaction. The number of shares that was issued in the transaction was determined by the number of shares outstanding in Joystar, Inc. and was not based on value of Joystar or ART since ART was a company with losses and Joystar, Inc. was a development stage start-up company. Joystar, Inc. paid $60,000 at the Closing of the transaction for some of the debts of Advanced Refrigeration Technologies, Inc., and instead of signing a note for $55,000 to repay the remaining debts, it assumed such liabilities. The cash paid by Joystar in the transaction was determined by the amount of the outstanding liabilities of ART that had to be paid and which ART's then current management determined as priority debts needed to be repaid. The debt that Joystar, Inc. paid at the closing of the share exchange transaction in the approximate amount of $60,000, included a repayment of $24,000 advanced to the Company by the entity owned by the former shareholders of the Company. Other debts included accounting fees, legal fees, accounts payable and miscellaneous payments. Also, in May, 2003, the Board of Directors of Advanced Refrigeration Technologies, Inc. held a Board of Directors meeting at which an action was taken to cancel all the options and warrants that were at such time outstanding.

The Asset Sale and Purchase Contract which was entered by and between Advanced Refrigeration Technologies, Inc. and Advanced Refrigeration Controls, Inc, a newly formed corporation by the former shareholders, Allen and Clare Schrum, of Advanced Refrigeration Technologies,Inc. included the total assets consisting of inventories, fixed assets and patents for a total value of $85,063 and the assumption of liabilities including primarily former shareholders loans, including a loan to Clare Schrum's mother, for a total amount of $105,217. The Company had a gain of $20,154 on the disposition of assets and liabilities.

Pursuant to the terms of the Agreement, Joystar provided the payment of debts of ART in the amount of $60,000 and assumed additional liabilities of ART in the approximate amount of $55,000. Immediately prior to the share exchange, there were approximately 3,322,840 shares of the Company's common stock issued and outstanding. As a result of the acquisition, there were approximately 17,203,439 shares of common stock issued and outstanding. Concurrent with the Closing of the Acquisition, the Company sold certain assets of ART valued at approximately $85,000 to Advanced Refrigeration Controls, Inc., a California corporation controlled by Allen and Clare Schrum in consideration for assumption of certain liabilities of ART in the approximate amount of $105,000, pursuant to the Asset Sale and Purchase Contract by and between ART and Advanced Refrigeration Controls, Inc., as described above.


Upon the Closing, the all present officers of the Company (Rick McEwan, Allen Schrum and Clare Schrum) resigned and William M. Alverson was appointed as the Company's President, Chief Financial Officer and Secretary. Prior to the Closing, Rick McEwan and Allen Schrum were the directors of the Company. Upon the Closing, William M. Alverson was appointed to the Board of Directors of the Company. Subsequently to the Closing, Rick McEwan resigned as a director of the Company on June 13, 2003, and Katherine T. West was appointed as a new director as of June 18, 2003. Allen Schrum resigned as the Company's director as of June 20, 2003. After June 20, 2003, the Board of Directors consisted of William M. Alverson and Katherine T. West. None of the former directors of Advanced Refrigeration Technologies, Inc. (Rick McEwan and Allen Schrum) received any compensation for services from the Company after the merger. None of the former officers and directors of Advanced Refrigeration Technologies, Inc., Rick McEwan, Allen Schrum or Clare Schrum, had any management positions with the Company.

Following the consummation of the acquisition, the Company issued a total of 450,000 shares of common stock to the officers and directors of Joystar (William
M. Alverson and Katherine T. West)and a total of 360,000 shares of common stock to the Company's consultants. The consultants who received the shares are not members of the management or beneficial owners of the Company (William M. Alverson and Katherine T. West). All such shares were issued pursuant to the Company's existing stock option plans. The Company does not have any specific plans to issue additional securities to its management or beneficial owners, other than may exist pursuant to certain consulting or employment agreements in the regular course of business with the Company's consultants and/or employees. Currently, there are no agreements in place that would contemplate the issuance of securities to members of management or beneficial owners.

The approval of shareholders for the Acquisition of Joystar was not required by the California law. The Board of Directors of the Company approved the Acquisition. The majority shareholders and the board of directors of Joystar approved the Acquisition.

There are no differences in the rights of security holders of ART following the Acquisition of Joystar.

The Acquisition of Joystar by the Company as of June 11, 2003 has been accounted for as a purchase and treated as a reverse acquisition since the former owners of Joystar controlled 81% of the total shares of common stock of the Company outstanding immediately following the Acquisition. On this basis, the historical financial statements prior to June 11, 2003 have been restated to be those of the accounting acquirer Joystar. The historical stockholders' equity prior to the reverse acquisition has been retroactively restated (a recapitalization) for the equivalent number of shares received in the acquisition after giving effect to any difference in par value of the issuer's and acquirer's stock. The original 3,322,840 shares of common stock outstanding prior to the reorganization have been reflected as an addition in the stockholders' equity account of the Company on June 11, 2003.

The management of the Company believes that the Acquisition was exempt from any federal income taxes and there are no federal tax consequences to the Company.

         5. Regulatory Approvals.

The Board of Directors of ART and the Board of Directors and the majority shareholders of Joystar approved the Acquisition. No other approvals were required.

         6. Reports, opinions, appraisals.

No report, opinion or appraisal was obtained with respect to the Acquisition.

         7. Financial Information

Set forth below is the following financial information for Joystar, Inc. and Advanced Refrigeration Technologies, Inc.:

Independent Auditors' Report of Berger Mendoza & Company, LLP.

Balance Sheets as of December 31, 2001 and December 31, 2002

Statements of Operations for the Fiscal Year Ended December 31, 2002, for the period from inception (May 23, 2001) through December 31, 2001 and for the period from inception (May 23, 2001) through December 31, 2002

Statement of Changes in Stockholders' Equity (Deficit)

Statements of Cash Flows for the Fiscal Year Ended December 31, 2002, for the period from inception (May 23, 2001) through December 31, 2001 and for the period from inception (May 23, 2001) through December 31, 2002

Notes to Financial Statements

Balance Sheets as of December 31, 2002 and September 30, 2003 (unaudited)

Statements of Operations for the Nine Months Ended September 30, 2003 (unaudited), for the Nine Months Ended September 30, 2002 and for the period from inception (May 23, 2001) through September 30, 2003 (unaudited)

Statement of Changes in Stockholders' Equity (Deficit)from inception (May 23,
2001) through September 30, 2003

Statements of Cash Flows for the Nine Months Ended September 30, 2003 (unaudited), for the Nine Months Ended September 30, 2002 and for the period from inception (May 23, 2001) through September 30, 2003 (unaudited)

Notes to Financial Statements

                                  JOYSTAR, INC.
                  (FORMERLY KNOWN AS SOLUTIONS RESOURCE, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                              FINANCIAL STATEMENTS
                          FROM INCEPTION (MAY 23, 2001)
                            THROUGH DECEMBER 31, 2002

                                TABLE OF CONTENTS

Independent Auditors' Report.................................................20

Balance Sheets...............................................................21

Statements of Operations.....................................................22

Statement of Changes in Stockholders' Equity (Deficit).......................23

Statements of Cash Flows.....................................................24

Notes to Financial Statements................................................25

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of Joystar, Inc.

We have audited the accompanying balance sheets of Joystar, Inc. (formerly known as Solutions Resource, Inc. and a development stage company) as of December 31, 2002 and 2001 and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for the year ended December 31, 2002, for the period from inception (May 23, 2001) through December 31, 2001 and for the period from inception (May 23, 2001) through December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Joystar, Inc. as of December 31, 2002 and 2001, and the results of its operations and cash flows for the year ended December 31, 2002, for the period from inception (May 23, 2001) through December 31, 2001 and for the period from inception (May 23, 2001) through December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed further in Note 3, the Company has been in the development stage since its inception ( May 23, 2001) and continues to incur significant losses. The Company's viability is dependent upon its ability to obtain future financing and the success of its future operations. These factor raise substantial doubt about the Company's ability to continue as a going concern. Management's plan in regard to these matters is also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MENDOZA BERGER & COMPANY, LLP

August 12, 2003
Irvine, California

                                                     JOYSTAR, INC.
                                      (FORMERLY KNOWN AS SOLUTIONS RESOURCE, INC.)
                                             (A DEVELOPMENT STAGE COMPANY)
                                                     BALANCE SHEETS
------------------------------------------------------------------------------------------------------------------------

                                                         ASSETS

                                                                                  DECEMBER 31, 2002    DECEMBER 31, 2001
                                                                                  -----------------    -----------------
Current assets:
    Cash                                                                          $         5,025      $            --
                                                                                  ----------------     ----------------

     Total current assets                                                                   5,025                   --
                                                                                  ----------------     ----------------

Property and equipment, net (Note 4)                                                        2,406                   --
                                                                                  ----------------     ----------------

     Total assets                                                                 $         7,431      $            --
                                                                                  ================     ================

                                     LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
    Accounts payable                                                              $         9,718      $            --
    Accrued salaries                                                                       81,811                   --
    Accrued rent                                                                           54,000                   --
    Advances from shareholder                                                              62,577                   --
                                                                                  ----------------     ----------------

     Total current liabilities                                                            208,106                   --
                                                                                  ----------------     ----------------

Commitments (Note 9)                                                                           --                   --

Stockholders' equity:
    Common Stock, par value $0.001per share, 50,000,000 shares authorized;
      16,785,667 and 16,715,000 shares issued and outstanding at December 31,
      2002 and December 31, 2001,
      respectively                                                                         16,786               16,715
    Additional paid in capital                                                            105,927                   --
    Deficit accumulated during development stage                                         (323,388)             (16,715)
                                                                                  ----------------     ----------------

     Total stockholders' equity (deficit)                                                (200,675)                  --
                                                                                  ----------------     ----------------

     Total liabilities and stockholders' equity                                   $         7,431      $            --
                                                                                  ================     ================

                       The accompanying notes are an integral part of these financial statements

                                                           21

                                                            JOYSTAR, INC.
                                            (FORMERLY KNOWN AS SOLUTIONS RESOURCE, INC.)
                                                    (A DEVELOPMENT STAGE COMPANY)

                                                      STATEMENTS OF OPERATIONS
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                                 CUMULATIVE AMOUNTS
                                                                                                                   FROM INCEPTION
                                                                FOR THE YEAR           FROM INCEPTION (MAY         (MAY 23, 2001)
                                                                   ENDED                23, 2001) THROUGH              THROUGH
                                                              DECEMBER 31, 2002         DECEMBER 31, 2001         DECEMBER 31, 2002
                                                              -----------------         -----------------         -----------------
Income:
     Travel agent program                                     $         6,263           $            --           $         6,263
                                                              ----------------          ----------------          ----------------

Operating expenses:
    General and administrative                                        190,518                    16,715                   207,233
    Marketing and sales                                               122,418                        --                   122,418
                                                              ----------------          ----------------          ----------------

Total operating expenses                                              312,936                    16,715                   329,651
                                                              ----------------          ----------------          ----------------

Loss from operations                                                 (306,673)                  (16,715)                 (323,388)
                                                              ----------------          ----------------          ----------------

Provision for taxes (Note 8)                                               --                        --                        --
                                                              ----------------          ----------------          ----------------

Net loss                                                      $      (306,673)          $       (16,715)          $      (323,388)
                                                              ================          ================          ================


Loss per share                                                $         (0.02)          $        (0.004)
                                                              ================          ================


Weighted average number of common shares outstanding               16,822,686                 4,462,376
                                                              ================          ================

                             The accompanying notes are an integral part of these financial statements

                                                                 22

                                                         JOYSTAR, INC.
                                          (FORMERLY KNOWN AS SOLUTIONS RESOURCE, INC.)
                                                 (A DEVELOPMENT STAGE COMPANY)
                                     STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
-------------------------------------------------------------------------------------------------------------------------------

                                                 COMMON STOCK                                                       TOTAL
                                       ---------------------------------                       RETAINED          STOCKHOLDERS'
                                          NUMBER OF         PAR VALUE        ADDITIONAL        EARNINGS             EQUITY
                                           SHARES            $0.001        PAID-IN CAPITAL     (DEFICIT)           (DEFICIT)
                                       ---------------   ---------------   ---------------   ---------------    ---------------

Balance, inception (May 23, 2001)                  --    $           --    $           --    $           --     $           --

Stock issued for services (Note 7)         16,715,000            16,715                --                --             16,715

Net loss                                           --                --                --           (16,715)           (16,715)
                                       ---------------   ---------------   ---------------   ---------------    ---------------

Balance, December 31, 2001                 16,715,000            16,715                --           (16,715)                --

Stock issued various dates for
   cash at $1.50 per share (Note 7)            70,667                71           105,927                --            105,998

Net loss                                           --                --                --          (306,673)          (306,673)
                                       ---------------   ---------------   ---------------   ---------------    ---------------

Balance, December 31, 2002                 16,785,667    $       16,786    $      105,927    $     (323,388)    $     (200,675)
                                       ===============   ===============   ===============   ===============    ===============

                           The accompanying notes are an integral part of these financial statements

                                                               23

                                                       JOYSTAR, INC.
                                        (FORMERLY KNOWN AS SOLUTIONS RESOURCE, INC.)
                                               (A DEVELOPMENT STAGE COMPANY)
                                                  STATEMENTS OF CASH FLOWS
---------------------------------------------------------------------------------------------------------------------------

                                                                                                         CUMULATIVE AMOUNTS
                                                                                   FROM INCEPTION          FROM INCEPTION
                                                            FOR THE YEAR           (MAY 23, 2001)          (MAY 23, 2001)
                                                                ENDED                 THROUGH                 THROUGH
                                                          DECEMBER 31, 2002       DECEMBER 31, 2001       DECEMBER 31, 2002
                                                          -----------------       -----------------       -----------------
Cash flows from operating activities:
   Net loss                                                $    (306,673)          $     (16,715)          $    (323,388)

Adjustments to reconcile net loss to net cash used in operating activities:
      Stock issued for services                                       --                  16,715                  16,715
Changes in assets and liabilities:
    Increase in accounts payable                                   9,718                      --                   9,718
    Increase in accrued salaries                                  81,811                      --                  81,811
    Increase in accrued rent expense                              54,000                      --                  54,000
                                                           --------------          --------------          --------------

       Net cash used by operations                              (161,144)                     --                (161,144)
                                                           --------------          --------------          --------------

Cash flows used by investing activities:
    Acquisition of fixed assets                                   (2,406)                     --                  (2,406)
                                                           --------------          --------------          --------------

        Net cash used by investing activities                     (2,406)                     --                  (2,406)
                                                           --------------          --------------          --------------

Cash flows from financing activities:
    Advances from shareholder                                     62,577                      --                  62,577
    Issuance of common stock                                     105,998                      --                 105,998
                                                           --------------          --------------          --------------

        Net cash provided by financing activities                168,575                      --                 168,575
                                                           --------------          --------------          --------------

Net increase in cash                                               5,025                      --                   5,025

Cash, beginning of period                                             --                      --                      --
                                                           --------------          --------------          --------------

Cash, end of period                                        $       5,025           $          --           $       5,025
                                                           ==============          ==============          ==============

SUPPLEMENTAL DISCLOSURE OF NON-CASH
   INVESTING AND FINANCING ACTIVITIES:
    Issuance of stock for services                         $          --           $      16,715           $      16,715
                                                           ==============          ==============          ==============

                         The accompanying notes are an integral part of these financial statements

                                                           24

                                  JOYSTAR, INC.
                  (FORMERLY KNOWN AS SOLUTIONS RESOURCE, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
            FROM INCEPTION (MAY 23, 2001) THROUGH DECEMBER 31, 2001,
                    FOR THE YEAR ENDED DECEMBER 31, 2002 AND
             FROM INCEPTION (MAY 23, 2001) THROUGH DECEMBER 31, 2002
--------------------------------------------------------------------------------

1. ORGANIZATION AND HISTORY
   ------------------------

         Joystar, Inc. (the Company), a Nevada Corporation, was incorporated on May 23, 2001. The Company is a provider of online and offline travel services for the leisure and small business traveler.

         The Company has been in the development stage since its inception, May 23, 2001. It is primarily engaged in raising capital to increase sales and marketing activity, licensing and product development, acquisitions and infrastructure development.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
   ------------------------------------------

         PROPERTY AND EQUIPMENT
         ----------------------

         Property and equipment is stated at cost and depreciated using the straight-line method over the estimated useful life of the assets, which is seven years for furniture and equipment and three years for computer equipment. No property and equipment has been depreciated.

         USE OF ESTIMATES
         ----------------

         The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         INCOME TAXES
         ------------

         Deferred income taxes are reported using the liability method. Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

                                  JOYSTAR, INC.
                  (FORMERLY KNOWN AS SOLUTIONS RESOURCE, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
            FROM INCEPTION (MAY 23, 2001) THROUGH DECEMBER 31, 2001,
                    FOR THE YEAR ENDED DECEMBER 31, 2002 AND
             FROM INCEPTION (MAY 23, 2001) THROUGH DECEMBER 31, 2002
--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
   ------------------------------------------

         NET LOSS PER SHARE
         ------------------

         In February 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 128 "Earnings Per Share" which requires the Company to present basic and diluted earnings per share, for all periods presented. The computation of loss per common share (basic and diluted) is based on the weighted average number of shares actually outstanding during the period. The Company has no common stock equivalents, which would dilute earnings per share.

         FAIR VALUE OF FINANCIAL INSTRUMENTS
         -----------------------------------

         Financial instruments consist principally of cash and various current liabilities. The estimated fair value of these instruments approximates their carrying value.

3.       GOING CONCERN
         -------------

         The accompanying financial statements, which have been prepared in conformity with accounting principles generally accepted in the United States of America, contemplates the continuation of the Company as a going concern. However, the Company has been in the development stage since its inception (May 23, 2001), sustained significant losses and has used capital raised through the issuance of stock and debt to fund activities. Continuation of the Company as a going concern is contingent upon establishing and achieving profitable operations. Such operations will require management to secure additional financing for the Company in the form of debt or equity.

         Management believes that actions currently being taken to revise the Company's funding requirements will allow the Company to continue its development stage operations. However, there is no assurance that the necessary funds will be realized by securing debt or through stock offerings.

                                  JOYSTAR, INC.
                  (FORMERLY KNOWN AS SOLUTIONS RESOURCE, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
            FROM INCEPTION (MAY 23, 2001) THROUGH DECEMBER 31, 2001,
                    FOR THE YEAR ENDED DECEMBER 31, 2002 AND
             FROM INCEPTION (MAY 23, 2001) THROUGH DECEMBER 31, 2002
--------------------------------------------------------------------------------

4.       PROPERTY AND EQUIPMENT
         ----------------------

         Property and equipment consist of the following:

                                            DECEMBER 31, 2002  DECEMBER 31, 2001
                                            -----------------  -----------------

         Office furniture                    $        1,864     $           --
         Computers                                      542                 --
                                             ---------------    ---------------

                                                      2,406                 --
         Less: accumulated depreciation                  --                 --
                                             ---------------    ---------------

                                             $        2,406     $           --
                                             ===============    ===============

         The property and equipment was acquired at the end of 2002. Depreciation will start in 2003.

6.       RELATED PARTY TRANSACTIONS
         --------------------------

         Advances from shareholder of $62,577 at December 31, 2002 are non-interest bearing, currently payable and not evidenced by any notes.

7.       CAPITAL STOCK
         -------------

         COMMON STOCK
         ------------

         On November 2, 2001, the Company issued 16,715,000 restricted shares of common stock at $0.001 per share totaling $16,715 for services rendered in connection with the start up of the Company.

         At various dates in 2002, the Company issued for cash of $105,998, 70,667 shares of common stock at $1.50 per share through a private placement, pursuant to provisions of Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D.

                                  JOYSTAR, INC.
                  (FORMERLY KNOWN AS SOLUTIONS RESOURCE, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
            FROM INCEPTION (MAY 23, 2001) THROUGH DECEMBER 31, 2001,
                    FOR THE YEAR ENDED DECEMBER 31, 2002 AND
             FROM INCEPTION (MAY 23, 2001) THROUGH DECEMBER 31, 2002
--------------------------------------------------------------------------------

7.       CAPITAL STOCK (Continued)
         -------------

         COMMON STOCK SPLIT
         ------------------

         On November 1, 2001, the Board of Directors of the Company approved a stock split of the Company's common stock at a ratio of 1,000 for 1. All references in the accompanying financial statements to the number of common stock and per share amounts reflect the stock split.

         STOCK CANCELED AND ISSUED SUBSEQUENT TO DECEMBER 31, 2002
         ---------------------------------------------------------

         A majority shareholder canceled 3,000,000 shares of stock in anticipation of the acquisition of Advanced Refrigeration Technologies, Inc. (see "subsequent event" footnote 10).

         At various dates in 2003, the Company issued for cash of $142,300, 94,932 shares of common stock at $1.50 per share through a private placement, pursuant to provisions of Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D.

8.       INCOME TAXES
         ------------

         The components of the deferred tax asset is as follows:

                                           DECEMBER 31, 2002   DECEMBER 31, 2001
                                           -----------------   -----------------
         Deferred tax assets:
           Net operating loss carryforward   $     128,000       $       6,500

         Less: valuation allowance                (128,000)             (6,500)
                                             --------------      --------------

         Net deferred tax assets             $          --       $          --
                                             ==============      ==============

         The Company's operations are headquartered in the State of California and are subject to California state income taxes. The Company had available approximately $323,000 of unused Federal and State net operating loss carryforwards at December 31, 2002 that may be applied against future taxable income. These net operating loss carryforwards expire

                                  JOYSTAR, INC.
                  (FORMERLY KNOWN AS SOLUTIONS RESOURCE, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
            FROM INCEPTION (MAY 23, 2001) THROUGH DECEMBER 31, 2001,
                    FOR THE YEAR ENDED DECEMBER 31, 2002 AND
             FROM INCEPTION (MAY 23, 2001) THROUGH DECEMBER 31, 2002
--------------------------------------------------------------------------------

8.       INCOME TAXES (Continued)
         ------------

         through 2022 for Federal purposes. There is no assurance that the Company will realize the benefit of the net operating loss carryforwards.

         SFAS No. 109 requires a valuation allowance to be recorded when it is more likely than not that some or all of the deferred tax assets will not be realized. At December 31, 2002 and 2001, valuations for the full amount of the net deferred tax asset were established due to the uncertainties as to the amount of the taxable income that would be generated in future years.

         Reconciliation of the differences between the statutory tax rate and the effective income tax rate is as follows:

                                                       DECEMBER 31, 2002     DECEMBER 31, 2001
                                                       -----------------     -----------------
         Statutory federal tax  (benefit) rate                 (34.00)%              (34.00)%
         Statutory state tax  (benefit) rate                    (5.83)%               (5.83)%
                                                       -----------------     -----------------

         Effective tax rate                                    (39.83)%              (39.83)%

         Valuation allowance                                    39.83%                39.83%
                                                       -----------------     -----------------

         Effective income tax rate                               0.00%                 0.00%
                                                       =================     =================

9.       COMMITMENTS
         -----------

         OPERATING LEASE
         ---------------

         The Company leases office space under an operating lease which expires in April of 2004. As of December 31, 2002, future minimum lease payments are as follows:

                         2003                                 $       90,000
                         2004                                         18,000
                                                              ---------------

                                                                  $      108,000
                                                              ===============

                                  JOYSTAR, INC.
                  (FORMERLY KNOWN AS SOLUTIONS RESOURCE, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
            FROM INCEPTION (MAY 23, 2001) THROUGH DECEMBER 31, 2001,
                    FOR THE YEAR ENDED DECEMBER 31, 2002 AND
             FROM INCEPTION (MAY 23, 2001) THROUGH DECEMBER 31, 2002
--------------------------------------------------------------------------------

9.       COMMITMENTS (continued)
         -----------

         Subsequent to December 31, 2002, the Company entered into a month to month lease for office space at $3,000 per month.

         Rent expense totaled $54,000, $54,000 and $0, from inception (May 23,
         2001) through December 31, 2002, for the year ended December 31, 2002 and the period ended December 31, 2001, respectively.

10.      SUBSEQUENT EVENT
         ----------------

         On June 11, 2003, the Company, entered into an agreement and plan of reorganization with Advanced Refrigeration Technologies (Advanced), a publicly held company. The stockholders of the Company exchanged 100% of their common shares for 13,880,599 newly issued restricted shares of Advanced common voting stock.

         Since the former shareholders of Joystar, Inc. acquired control of Advanced upon the merger closing, the merger will be accounted for as a reverse acquisition. Accordingly, for financial statement purposes, Joystar, Inc. will be considered the accounting aquiror and the related business combination will be considered a recapitalization of Joystar, Inc., rather than an acquisition by Advanced. The historical financial statements presented prior to June 11, 2003, in all future public filings, will be those of Joystar, Inc.


                  ADVANCED REFRIGERATION TECHNOLOGIES, INC. & SUBSIDIARY
                               (A Development Stage Company)
                                CONSOLIDATED BALANCE SHEETS
                         SEPTEMBER 30, 2003 AND DECEMBER 31, 2002
-----------------------------------------------------------------------------------------

                                     ASSETS

                                                        SEPTEMBER 30, 2003  DECEMBER 31,
                                                             UN-AUDITED        2002
                                                            ------------   ------------
Current assets:
   Cash                                                      $  127,358    $     5,025
   Other receivables                                              2,382             --
   Prepaid expenses                                               3,000             --
                                                            ------------   ------------

     Total current assets                                       132,740          5,025

Property and equipment (net)                                     21,317          2,406
                                                            ------------   ------------

     Total assets                                           $   154,057    $     7,431
                                                            ============   ============

                    LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current liabilities:
   Accounts payable                                         $    79,660    $     9,718
   Accrued salaries and payroll taxes                           197,528         81,811
   Accrued rent                                                  35,000         54,000
   Loans from shareholders                                       89,597         62,577
                                                            ------------   ------------
        Total current liabilities                               401,785        208,106

Shareholders' equity:
  Preferred stock (no par value) 10,000,000 shares
     authorized; none issued                                         --             --
   Common stock (no par value) 50,000,000 shares
      authorized; at September 30, 2003 and December 31,
      2002, 18,228,439 and 16,785,667 issued and
      outstanding, respectively                                 304,313        122,713
   Common stock subscribed, 2,694,600 shares                    460,906             --
   Accumulated deficit during development stage              (1,012,947)      (323,388)
                                                            ------------   ------------

     Total shareholders' equity (deficit)                      (247,728)      (200,675)
                                                            ------------   ------------

     Total liabilities and shareholders' equity (deficit)   $   154,057    $     7,431
                                                            ============   ============

       The accompanying notes are an integral part of these financial statements


                                  ADVANCED REFRIGERATION TECHNOLOGIES, INC. & SUSIDIARY
                                              (A Development Stage Company)
                                          CONSOLIDATED STATEMENTS OF OPERATIONS
                         FOR THE NINE MONTHS AND THREE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002
                          AND FOR THE PERIOD FROM INCEPTION MAY 23, 2001 TO SEPTEMBER 30, 2003
                                                      (UN-AUDITED)
----------------------------------------------------------------------------------------------------------------
                                                                                                     CUMULATIVE
                                  AMOUNTS FROM
                                   FOR THE NINE FOR THE NINE FOR THE THREE FOR
                                   THE THREE INCEPTION MAY 23 MONTHS ENDED
                                   MONTHS ENDED MONTHS ENDED MONTHS ENDED 2001
                                   TO SEPTEMBER 30, SEPTEMBER 30, SEPTEMBER 30,
                                   SEPTEMBER 30, SEPTEMBER 30,
                                       2003            2002             2003           2002             2003
                                   -------------   -------------   -------------   -------------   -------------
Income
   Travel agent program            $     31,137    $         --    $     10,204   $         --    $      37,400

Operating expenses:
   General and
    Administrative                      444,576         125,915         232,122          56,508         651,809
   Marketing and sales                  155,473          76,154         116,413          29,566         277,891
                                   -------------   -------------   -------------   -------------   -------------

Total expenses                          600,049         202,069         348,535          86,074         929,700
                                   -------------   -------------   -------------   -------------   -------------

Loss from operations                   (568,912)       (202,069)       (338,331)        (86,074)       (892,300)
                                   -------------   -------------   -------------   -------------   -------------
Interest expense                          4,705              --           4,705              --           4,705
Provision for income taxes                   --              --              --              --              --
                                   -------------   -------------   -------------   -------------   -------------
Net loss                           $   (573,617)   $   (202,069)   $   (343,036)   $    (86,074)   $   (897,005)
                                   =============   =============   =============   =============   =============

Net loss per share                 $      (0.04)   $      (0.01)   $      (0.02)   $      (0.01)
                                   =============   =============   =============   =============
Weighted average number of
common shares outstanding
                                     15,561,366     13,741,169      18,228,439      13,763,794
                                   =============   =============   =============   =============

                    The accompanying notes are an integral part of these financial statements


                                      ADVANCED REFRIGERATION TECHNOLOGIES, INC. & SUBSIDIARY
                                                   (A Development Stage Company)
                                     CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)
                                         FROM INCEPTION MAY 23, 2001 TO SEPTEMBER 30, 2003
------------------------------------------------------------------------------------------------------------------------------

                                                 COMMON STOCK
                                      -----------------------------------
                                                                                                   Deficit
                                                                                                 Accumulated
                                                                      Additional     Common       During the      Total
                                       Number of                       Paid-in        Stock       Development  Stockholders'
                                         Shares         Amount         Capital      Subscribed       Stage        Equity
                                      ------------   ------------   ------------   ------------   ------------ --------------
Balance at inception - May 23, 2001            --    $        --    $        --    $        --    $        --   $          --

Stock issued for services              16,715,000         16,715             --             --             --          16,715

Net loss                                       --             --             --             --        (16,715)        (16,715)
                                      ------------   ------------   ------------   ------------   ------------  --------------

Balance at December 31, 2001           16,715,000         16,715             --             --        (16,715)             --
                                      ------------   ------------   ------------   ------------   ------------  --------------

Stock issued various dates for
  cash at $1.50 per share                  70,667             71        105,927             --             --         105,998

Net loss                                       --             --             --             --       (306,673)       (306,673)
                                      ------------   ------------   ------------   ------------   ------------  --------------

Balance at December 31, 2002           16,785,667         16,786        105,927             --       (323,388)       (200,675)
                                      ------------   ------------   ------------   ------------   ------------  --------------
Shares canceled by majority
 Shareholder                           (3,000,000)            --             --             --             --              --

Common stock subscribed (3,000
  shares)                                      --             --             --          4,500             --           4,500

Stock issued various dates
 for cash at $1.50 per share               94,932             95        142,205             --             --         142,300
                                      ------------   ------------   ------------   ------------   ------------  --------------

Balance June 11, 2003 date of
acquisition of Joystar, Inc.
shares in a reverse merger             13,880,599         16,881        248,132          4,500       (323,388)        (53,875)
Cancel Joystar shares                 (13,880,599)            --             --             --             --

Advanced Refrigeration shares
  outstanding at June 11, 2003          3,322,840             --             --             --             --              --

Issue Advanced Refrigeration
  Technologies, Inc. shares            13,880,599        248,132       (248,132)            --       (115,942)       (115,942)

Stock issued pursuant to the
  stock option plan June 11,
  2003 at market value of
  stock $0.03 per share                   810,000         24,300             --             --             --          24,300

Stock issued for services                 215,000         15,000             --             --             --          15,000

Common stock subscribed
  (2,691,600 shares)                           --             --             --      1,420,073             --       1,420,073
Common stock subscribed not
  expensed                                     --             --             --       (158,667)            --        (158,667)
Common stock subscribed-
  deferred compensation                        --             --             --       (805,000)                      (805,000)

Net loss                                       --             --             --             --       (573,617)       (573,617)
                                      ------------   ------------   ------------   ------------   ------------  --------------

Balance at September 30, 2003
(un-audited)                           18,228,439    $   304,313    $        --    $   460,906    $ (1,012,947)  $    (247,728)
                                      ============   ============   ============   ============   ============  ==============

                   The accompanying notes are an integral part of these financial statements


                            ADVANCED REFRIGERATION TECHNOLOGIES, INC. & SUBSIDIARY
                                         (A Development Stage Company)
                                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002
                       AND CUMULATIVE FROM INCEPTION MAY 23, 2001 TO SEPTEMBER 30, 2003
                                                 (UN-AUDITED)
-----------------------------------------------------------------------------------------------------

                                                                                         CUMULATIVE
                                                                                        AMOUNTS FROM
                                                                                         INCEPTION
                                                        FOR THE NINE    FOR THE NINE   (MAY 23, 2001)
                                                        MONTHS ENDED    MONTHS ENDED      THROUGH
                                                        SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,
                                                            2003             2002            2003
                                                        -------------   -------------   -------------
Cash flows from operating activities:
   Net loss                                             $(573,617)      $(202,069)      $(897,005)

Adjustments to reconcile net loss to net cash used in operating activities:
    Amortization and depreciation                           1,068              --           1,068
    Stock issued\subscribed for services                  116,806              --         133,521
Changes in assets and liabilities:
    Increase in prepaid expenses                           (3,000)             --          (3,000)
    Increase in other receivables                          (2,382)             --          (2,382)
    Increase in accounts payable                           24,000              20          33,718
    Increase in accrued salaries and payroll taxes        115,717          20,668         197,528
    Increase (decrease) in rent accrual                   (19,000)         30,000          35,000
                                                        ----------      ----------      ----------

       Net cash used in operations                       (340,408)       (151,381)       (501,552)
                                                        ----------      ----------      ----------

Cash flows used by investing activities:
    Acquisition of fixed assets                           (19,979)             --         (22,385)
                                                        ----------      ----------      ----------

        Net cash used by investing activities             (19,979)             --         (22,385)
                                                        ----------      ----------      ----------

Cash flows from financing activities:
    Issuance of common stock                              142,300          89,998         248,298
    Advances from shareholders                             27,020          63,532          89,597
    Subscribed stock not issued (294,600 shares)          383,400              --         383,400
    Payment of debt assumed in reverse acquisition        (70,000)             --         (70,000)
                                                        ----------      ----------      ----------

        Net cash from financing activities                482,720         153,530         651,295
                                                        ----------      ----------      ----------

Net increase (decrease) in cash                           122,333           2,149         127,358

Cash, beginning of period                                   5,025              --              --
                                                        ----------      ----------      ----------

Cash, end of period                                     $ 127,358       $   2,149       $ 127,358
                                                        ==========      ==========      ==========
SUPPLEMENTAL DISCLOSURE OF NON-CASH
       INVESTING AND FINANCING ACTIVITIES:
    Issuance of stock for services                      $  81,906       $      --       $ 100,348
    Issuance of stock for future services                 158,667              --         158,667
                                                        ==========      ==========      ==========

               The accompanying notes are an integral part of these financial statements

             ADVANCED REFRIGERATION TECHNOLOGIES, INC. & SUBSIDIARY
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002
        AND CUMULATIVE FROM INCEPTION MAY 23, 2001 TO SEPTEMBER 30, 2003
                                  (UN-AUDITED)
--------------------------------------------------------------------------------

1. BASIS OF PRESENTATION
   ---------------------

On June 11, 2003, Advanced Refrigeration Technologies, Inc. a California corporation (" the Company") acquired all of the issued and outstanding common stock of Joystar, Inc., a Nevada corporation ("Joystar") in exchange for the issuance by the Company of a total of 13,880,599 newly issued restricted shares of common voting stock to the Joystar shareholders pursuant the Agreement an Plan of Reorganization dated as if June 10, 2003. Prior to the issuance of the shares, the Company had 3,322,840 shares of common stock issued and outstanding. Subsequent to the exchange there were 17,203,439 shares issued and outstanding. The shareholders of Joystar own 81% of the common stock outstanding of the Company after the issuance of the 13,880,599 shares.

The acquisition of Joystar by the Company on June 11, 2003 has been accounted for as a purchase and treated as a reverse acquisition since the former owners of Joystar controlled 81% of the total shares of Common Stock of the Company outstanding immediately following the acquisition.

On this basis, the historical financial statements prior to June 11, 2003 have been restated to be those of the accounting acquirer Joystar. The historical stockholders' equity prior to the reverse acquisition has been retroactively restated (a recapitalization) for the equivalent number of shares received in the acquisition after giving effect to any difference in par value of the issuer's and acquirer's stock. The original 3,322,840 shares of common stock outstanding prior to the exchange reorganization have been reflected as an addition in the stockholders' equity account of the Company on June 11, 2003.

The Company has been in the development stage since its inception May 23, 2001.

2. INTERIM FINANCIAL INFORMATION
   -----------------------------

The financial statements of Advanced Refrigeration Technologies, Inc. (the Company) as of September 30, 2003 and for the nine months ended September 30, 2003 and 2002 and related footnote information are un-audited. All adjustments (consisting only of normal recurring adjustments) have been made which, in the opinion of management, are necessary for a fair presentation. Results of operations for the nine months and three months ended September 30, 2003 and 2002 are not necessarily indicative of the results that may be expected for any future period. The balance sheet at December 31, 2002 was derived from audited financial statements.

Certain information and footnote disclosures, normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America, have been omitted. These financial statements should be read in conjunction with the financial statements and notes for the year ended December 31, 2002 included in an 8-K filed with the Securities and Exchange Commission on August 26, 2003.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
   ------------------------------------------

         REVENUE RECOGNITION
         --------------------

         The Company records revenues from travel related sales transactions where the Company both purchases from the supplier and sells to the customer the requested travel service. This is reflected in the Consolidated Statement of Operations at the net amount, which reflects the gross amount charged to the customer less the cost paid to the supplier. The Company also receives commissions from travel suppliers for processing reservations.

         PROPERTY AND EQUIPMENT
         ----------------------

         Property and equipment is stated at cost and depreciated using the straight-line method over the estimated useful life of the assets, which is seven years for furniture and equipment and three years for computer equipment. Depreciation for the nine months ended September 30, 2003 was $1,068 and none for the nine months ended September 30, 2002.

         USE OF ESTIMATES
         ----------------

         The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         INCOME TAXES
         ------------

         Deferred income taxes are reported using the liability method. Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

         NET LOSS PER SHARE
         ------------------

         In February 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 128 "Earnings Per Share" which requires the Company to present basic and diluted earnings per share, for all periods presented. The computation of loss per common share (basic and diluted) is based on the weighted average number of shares actually outstanding during the period. The Company has no common stock equivalents, which would dilute earnings per share.

         FAIR VALUE OF FINANCIAL INSTRUMENTS
         -----------------------------------

         Financial instruments consist principally of cash and various current liabilities. The estimated fair value of these instruments approximates their carrying value.

4. GOING CONCERN
   -------------

         The accompanying financial statements, which have been prepared in conformity with accounting principles generally accepted in the United States of America, contemplates the continuation of the Company as a going concern. However, the Company has been in the development stage since its inception (May 23, 2001), sustained significant losses and has used capital raised through the issuance of stock and debt to fund activities. Continuation of the Company as a going concern is contingent upon establishing and achieving profitable operations. Such operations will require management to secure additional financing for the Company in the form of debt or equity.

         Management believes that actions currently being taken to revise the Company's funding requirements will allow the Company to continue its development stage operations. However, there is no assurance that the necessary funds will be realized by securing debt or through stock offerings.

5. CAPITAL STOCK
   -------------

         COMMON STOCK
         ------------

         On November 2, 2001, the Company issued 16,715,000 restricted shares of common stock at $0.001 per share totaling $16,715 for services rendered in connection with the start up of the Company.

         At various dates in 2002, the Company issued for cash of $105,998, 70,667 shares of common stock at $1.50 per share through a private placement, pursuant to provisions of Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D.

         COMMON STOCK SPLIT
         ------------------

         On November 1, 2001, the Board of Directors of the Company approved a stock split of the Company's common stock at a ratio of 1,000 for 1. All references in the accompanying financial statements to the number of common stock and per share amounts reflect the stock split.

         STOCK CANCELED
         --------------

         A majority shareholder canceled 3,000,000 shares of stock in anticipation of the acquisition of Advanced Refrigeration Technologies, Inc.

         At various dates in 2003, the Company issued for cash of $142,300, 94,932 shares of common stock at $1.50 per share through a private placement, pursuant to provisions of Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D.

         STOCK ISSUED IN REVERSE MERGER JUNE 11, 2003
         ---------------------------------------------

         The Company acquired all of the issued and outstanding common stock of Joystar, Inc., a Nevada corporation ("Joystar") in exchange for the issuance by the Company of a total of 13,880,599 newly issued restricted shares of common dated as if June 10, 2003.

         RECONCILIATION OF COMMON STOCK AT DECEMBER 31, 2002
         ---------------------------------------------------

           Common stock at par value $0.001                   $    16,786
           Additional paid in capital                             105,927
                                                              ------------
                                                              $   122,713
                                                              ============

STOCK ISSUED UNDER STOCK OPTION PLAN AND FOR PAYMENT OF SERVICES
----------------------------------------------------------------

The Company issued 810,000 shares of common stock pursuant to the Company's Stock Option Plans on June 11, 2003 valued at the market price of the stock on that date $0.03.

The Company issued 215,000 shares of common stock in payment of invoices for professional services in June, 2003.

On July 30, 2003 the Company approved an issuance of 400,000 shares of common stock to two consultants for services to be provided over a two and three year period. The services are valued daily based on the daily stock prices and the amount of shares earned each day. The Company recorded $42,506 of expense for the period ended September 30, 2003, $158,667 to common stock subscribed not earned and $201,173 to common stock subscribed. The unearned shares are to be retired in the event of non-performance.

On July 30, 2003 the Company entered into a four-year employment agreement for a Vice President of Business Development. The agreement provides for 500,000 shares of restricted Common stock to be issued annually over the four years for a total of 2,000,000 shares. The value of the compensation was based on the stock price on the agreement date of $0.42, a total of $840,000. The Company recorded compensation expense of $35,000 for period ended September 30, 2003 and 2,000,000 shares as stock subscribed $840,000, and deferred compensation of $805,000.

On July 30, 2003 the Company granted certain employees options to purchase 100,000 shares of common stock at $1.90 per share, with a one year vesting period. The quoted market share price on the grant date of the options was $.42

6. RELATED PARTY TRANSACTIONS
   --------------------------

The Company received loans in the amount of $85,000 and $5,000 from two shareholders. The $85,000 bears interest at 10% and is evidenced by a note payable to the shareholder and can be converted to common stock at $1.50 per share. The $5,000 bears interest at 10%, but is not evidenced by a note.

7. STOCK OPTIONS
   -------------

The Board of Directors has approved in April, 2003 a Company stock option plan, which was amended by the Company in July, 2003. All the shares (480,000 shares) under 2002 Equity and Stock Option Plan were issued in June, 2003. In July, 2003, the Company approved 2003 Equity Compensation Plan which provides for the grant to directors, officers, employees and consultants of the Company of stock based awards and options to purchase up to an aggregate of 2,500,000 shares of Common Stock. No grants have been made yet under 2003 Equity Compensation Plan.

On June 11, 2003 the Company granted a total of 810,000 shares under the 2000 and 2002 stock compensation plans for services to the Company. The valuation of the shares issued were at the market price on the Grant date $0.03.

Management's Discussion and Analysis of Financial Condition and Results of Operations

PRELIMINARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

ALL FORWARD-LOOKING STATEMENTS CONTAINED HEREIN ARE DEEMED BY THE COMPANY TO BE COVERED BY AND TO QUALIFY FOR THE SAFE HARBOR PROTECTION PROVIDED BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. PROSPECTIVE SHAREHOLDERS SHOULD UNDERSTAND THAT SEVERAL FACTORS GOVERN WHETHER ANY FORWARD - LOOKING STATEMENT CONTAINED HEREIN WILL BE OR CAN BE ACHIEVED. ANY ONE OF THOSE FACTORS COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED HEREIN. THESE FORWARD - LOOKING STATEMENTS INCLUDE PLANS AND OBJECTIVES OF MANAGEMENT FOR FUTURE OPERATIONS, INCLUDING PLANS AND OBJECTIVES RELATING TO THE PRODUCTS AND THE FUTURE ECONOMIC PERFORMANCE OF THE COMPANY. ASSUMPTIONS RELATING TO THE FOREGOING INVOLVE JUDGMENTS WITH RESPECT TO, AMONG OTHER THINGS, FUTURE ECONOMIC, COMPETITIVE AND MARKET CONDITIONS, FUTURE BUSINESS DECISIONS, AND THE TIME AND MONEY REQUIRED TO SUCCESSFULLY COMPLETE DEVELOPMENT PROJECTS, ALL OF WHICH ARE DIFFICULT OR IMPOSSIBLE TO PREDICT ACCURATELY AND MANY OF WHICH ARE BEYOND THE CONTROL OF THE COMPANY. ALTHOUGH THE COMPANY BELIEVES THAT THE ASSUMPTIONS UNDERLYING THE FORWARD - LOOKING STATEMENTS CONTAINED HEREIN ARE REASONABLE, ANY OF THOSE ASSUMPTIONS COULD PROVE INACCURATE AND, THEREFORE, THERE CAN BE NO ASSURANCE THAT THE RESULTS CONTEMPLATED IN ANY OF THE FORWARD - LOOKING STATEMENTS CONTAINED HEREIN WILL BE REALIZED. BASED ON ACTUAL EXPERIENCE AND BUSINESS DEVELOPMENT, THE COMPANY MAY ALTER ITS MARKETING, CAPITAL EXPENDITURE PLANS OR OTHER BUDGETS, WHICH MAY IN TURN AFFECT THE COMPANY'S RESULTS OF OPERATIONS. IN LIGHT OF THE SIGNIFICANT UNCERTAINTIES INHERENT IN THE FORWARD - LOOKING STATEMENTS INCLUDED THEREIN, THE INCLUSION OF ANY SUCH STATEMENT SHOULD NOT BE REGARDED AS A REPRESENTATION BY THE COMPANY OR ANY OTHER PERSON THAT THE OBJECTIVES OR PLANS OF THE COMPANY WILL BE ACHIEVED.

General

         Advanced Refrigeration Technologies, Inc. (the "Company") was incorporated in the State of California on February 5, 1998. It designed, manufactured and marketed an energy efficiency evaporator fan motor controller for walk-in refrigerators and freezers until June 11, 2003 when it acquired all of the issued and outstanding common stock of Joystar, Inc., a Nevada corporation ("Joystar") in exchange for the issuance by the Company of a total of 13,880,599 newly issued restricted shares of common voting stock to the Joystar shareholders pursuant the Agreement an Plan of Reorganization dated as if June 10, 2003. Prior to the issuance of the shares, the Company had 3,322,840 shares of common stock issued and outstanding. Subsequent to the exchange there were 17,203,439 shares issued and outstanding. The shareholders of Joystar own 81% of the common stock outstanding of the Company after the issuance of the 13,880,598 shares. Concurrent with the acquisition of Joystar the Company disposed of the fan control business extinguishing approximately $125,000 of debt for $105,000 of fan control assets.

         Joystar was incorporated on May 23, 2001. Joystar is a provider of online and offline travel services for the leisure and small business traveler.

         Joystar has been in the development stage since its inception, May 23, 2001. It is primarily engaged in raising capital to increase sales and marketing activity, licensing and product development, acquisitions and infrastructure development.

         The restructuring and re-capitalization has been treated as a reverse acquisition with Joystar becoming the accounting acquirer. The accompanying financial statements represent Joystar's activity since inception May 23, 2001 through September 30, 2003. Advanced Refrigeration Technologies, Inc. now a shell has had no activity since June 11, 2003.

         The following discussion should be read in conjunction with selected financial data and the financial statements and notes to financial statements.

Results of operations


         The Company only had sales of $31,137 for the nine months ended September 30 2003 as compared to none for the nine months ended September 30, 2002 and sales of 10,204 for the quarter ended September 30, 2003 as compared to none for the quarter ended September 30, 2002. Income was generated by sales of travel on which the Company earned commissions. There were no sales to related parties. The reported results of the Company would not have been materially different, as far as can determined, by using any different assumptions or considering any different conditions in applying the Company's critical accounting policies.

         General and administrative expenses for the nine months ended September 30, 2003 were $444,576 as compared to $125,915 for the nine months ended September 30, 2002, an increase of $319,000 due primarily to the increase in salaries of $198,000, professional fees of $32,000 and dues and subscriptions of $18,000. Salary were lower in the prior year due to the fall off of travel after September 11, 2001. The Company has increased its sales activities in 2003.

         Marketing and sales expenses for the nine months ended September 30, 2003 were $155,473 as compared to $76,154 for the nine months ended September 30, 2002, an increase of $79,000. This was due to increased marketing expenses of $54,000 and telephone expenses of 13,000.

Liquidity and sources of capital

         At September 30, 2003 our cash position required that we actively seek additional sources of capital. At September 30, 2003 the Company had available cash of $127,358 that probably will only last till the end of November.


         The loans payable $89,597 are payable on demand and have an interest rate of 10%. If the loans stay at the present level the Company incurs approximately $2,275 in interest each quarter.

         The Name Amendment will become effective upon the filing of a certificate of amendment relating thereto with the Secretary of State of the State of California, which will occur on or about March____, 2004. Under federal securities, laws, ART cannot file the certificate of amendment until at least 20 days after the mailing of this Information Statement.


II. PROPOSAL NUMBER TWO. ADOPTION OF AMENDED 2002 EQUITY AND STOCK OPTION PLAN

         In April, 2003, the Company's Board of Directors unanimously approved the Company's 2002 Stock Option Plan, which the Company's Board of Directors amended as of June 30, 2003 (collectivly, the "2002 Plan"). The Consenting Shareholders approved the 2002 Plan in July, 2003. The purpose of the 2002 Plan is to enable the Company to attract and retain top-quality employees, officers, directors and consultants and to provide such employees, officers, directors and consultants with an incentive to enhance stockholder returns. The full text of the 2002 Plan appears as Exhibit B to this Information Statement and the description of the 2002 Plan herein is qualified by reference to Exhibit B.

Executive Compensation

         The following table sets forth all compensation awarded or paid by the Company to its Chief Executive Officer and all other executive officers for services rendered during the fiscal year ended December 31, 2002 and the fiscal year December 31, 2001.

Summary Compensation Table
                                                                          Awards
                                                                   ------
                                                Annual                         Other
Name and Position                   Year        Salary        Bonus        Compensation
-----------------------------------------------------------------------------------------
Rick R. McEwan                      2001          8,000         -0-             -0-
former President                    2002         18,000         -0-             -0-

Allan E. Schrum                     2001          2,000         -0-             -0-
former Vice President/Engineering   2002          4,500         -0-             -0-

David J. Kimber                     2001         52,000         -0-             -0-
former Vice President/Marketing     2002         20,000         -0-             -0-
            (until 5/2002)

Clare C. Schrum (former)            2001          6,000         -0-             -0-
Secretary, Chief Financial Officer  2002         13,500         -0-             -0-

Fiscal 2002 Stock and Stock Option Grants to Executives

No stock option grants were made to any employees during fiscal 2002.

DESCRIPTION OF THE 2002 PLAN

     Administration and Participation. The Company's 2002 Plan is administered by the Company's Board of Directors, which may delegate its duties in whole or in part to any subcommittee solely consisting of at least two individuals who are non-employee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and outside directors within the meaning of
Section 162(m) of the Internal Revenue Code of 1986, as amended. 2002 Plan allows the Compensation Committee to make awards of stock options and stock based awards to any individual who is selected by the Compensation Committee to participate in 2002 Plan.

     The Compensation Committee has the authority to interpret our stock incentive plan, to establish, amend and rescind any rules and regulations relating to our 2002 Plan and to make any other determinations that the Compensation Committee deems necessary or desirable for the administration of our 2002 Plan. The Compensation Committee may also correct any defect or supply any omission or reconcile any inconsistency in our stock incentive plan in the manner and to the extent the Compensation Committee deems necessary or desirable. Any decision of the Compensation Committee in the interpretation and administration of our 2002 Plan lies within its sole and absolute discretion and is final, conclusive and binding on all parties concerned, including participants in our 2002 Plan and their beneficiaries or successors.

     Limitations. An aggregate of 480,000 shares of the Company's common stock has been authorized and issued under the Company's 2002 Plan.

     Stock options. Stock options granted under our 2002 Plan may be non-qualified or incentive stock options for federal income tax purposes. The Compensation Committee will set option exercise prices and terms and will determine the time at which stock options will be exercisable. However, the term of a stock option may not exceed 10 years.

     The Compensation Committee may also grant options that are intended to be incentive stock options, which comply with Section 422 of the Internal Revenue Code of 1986, as amended. Fair market value is defined as the closing price of the shares as reported on the grant date as quoted on the NASD's Bulletin Board.

     Stock-based awards. The Compensation Committee has the authority to grant stock-based awards, which may consist of awards of common stock, restricted stock and awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of, shares of common stock. Stock-based awards may be granted on a stand-alone basis or in addition to any other awards granted under our 2002 Plan. The Compensation Committee will determine the form of stock-based awards and the conditions on which they may be dependent. The conditions may include the right to receive one or more shares of common stock or the equivalent value in cash upon the completion of a specified period of service or the occurrence of an event or the attainment of performance objectives. The Compensation Committee will also determine the participants to whom stock-based awards may be made, the timing of those awards, the number of shares to be awarded, whether those other stock-based awards will be settled in cash, stock or a combination of cash and stock and all other terms of those awards.

     General. Stock options and restricted stock awards are not transferable or assignable, except for estate planning purposes. The Company may deduct sufficient sums to pay withholding required for federal, state and local taxes or other taxes as a result of the exercise of a stock award.

     In the event of any stock dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of stock or other corporate exchange or any distribution to shareholders other than regular cash dividends, the Compensation Committee may, in its sole discretion, make a substitution or adjustment, as the Compensation Committee deems to be equitable, to the number or kind of stock issued or reserved for issuance under our 2002 Plan under outstanding awards and the term, including option price, of those awards.

     Except as otherwise provided in a stock award agreement, in the event of our change in control or a change of control of the Company, the Compensation Committee may, in its sole discretion, accelerate a stock award, cause us to make a cash payment in exchange for a stock award or require the issuance of a substitute stock award.

     Certain income tax consequences. The Company has been advised by counsel that the material federal income tax consequences to the Company and the participants in the 2002 Plan of the grant and exercise of options under existing and applicable provisions of the Internal Revenue Code of 1986, as amended, and regulations will generally be as follows:

          Incentive stock options. A participant will not realize any taxable income at the time an incentive stock option is granted or exercised, and the Company will not receive an income tax deduction at the time of grant or exercise. If a participant does not sell stock acquired upon the exercise of an incentive stock option within (1) two years after the date of the grant or (2) one year after the date of exercise, then a subsequent sale of such stock generally will be taxed as capital gain or loss. If a participant disposes of shares acquired upon the exercise of an incentive stock option within the period set forth in clause (1) or (2) above, then that participant will generally realize ordinary income in an amount equal to the lesser of (a) the gain realized by that participant upon such disposition and (b) the excess of the fair market value of the stock on the date of exercise over the exercise price. In that event, the Company would generally be entitled to an income tax deduction equal to the amount recognized as ordinary income by the applicable participant. Any gain in excess of the amount recognized by the participant as ordinary income would be taxed as short-term or long-term capital gain, depending on the holding period.

          Non-qualified stock options. A participant will not realize taxable income upon the grant of a non-qualified stock option, and the Company will not receive an income tax deduction at such time. Upon exercise of a non-qualified stock option, the applicable participant will realize ordinary income in an amount equal to the excess of the fair market value of the stock on the date of exercise over the exercise price. Upon a subsequent sale of such stock, the participant will recognize short-term or long-term capital gain depending on his or her holding period for the shares. The Company is generally allowed an income tax deduction at the same time and in the same amount recognized as ordinary income by the participant.

          Stock-based awards. Amounts received by the participant upon the grant of other stock-based awards are ordinarily taxed as ordinary income when received. However, if such other stock-based awards consist of property subject to restrictions, the amounts generally will not be taxed until the restrictions lapse or until the participant makes an election under Section 83(b) of the Internal Revenue Code. The Company is generally allowed an income tax deduction at the same time and in the same amount recognized as ordinary income by the participant.

          Compliance with Section 162(m). Our 2002 Plan should allow certain stock options and other stock-based awards to be treated as qualified performance-based compensation under Section 162(m) of the Internal Revenue Code. However, the Compensation Committee may, from time to time, award compensation that is not deductible under Section 162(m).

III. PROPOSAL NUMBER THREE. ADOPTION OF 2003 EQUITY COMPENSATION PLAN

     In July, 2003, the Company's Board of Directors unanimously approved the Company's 2003 Equity Compensation Plan, (the "2003 Plan"). The Consenting Shareholders approved the 2003 Plan in July, 2003. The purpose of the 2003 Plan is to enable the Company to attract and retain top-quality employees, officers, directors and consultants and to provide such employees, officers, directors and consultants with an incentive to enhance stockholder returns. The full text of the 2003 Plan appears as Exhibit C to this Information Statement and the description of the 2003 Plan herein is qualified by reference to Exhibit C.

DESCRIPTION OF THE 2003 PLAN

     The 2002 Plan provides for the grant to directors, officers, employees and consultants of the Company (including its subsidiaries) of stock based awards and options to purchase up to an aggregate of 2,500,000 shares of Common Stock.

     All of the Company's executive officers, directors and employees of the Company and its subsidiary will be eligible to participate in the 2003 Plan. The Company has not granted any options yet nor other stock awards under the 2003 Plan.

     Administration and Participation. The Company's 2003 Plan is administered by the Company's Board of Directors, which may delegate its duties in whole or in part to any subcommittee solely consisting of at least two individuals who are non-employee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and outside directors within the meaning of
Section 162(m) of the Internal Revenue Code of 1986, as amended. 2003 Plan allows the Compensation Committee to make awards of stock options and stock based awards to any individual who is selected by the Compensation Committee to participate in 2003 Plan.

     The Compensation Committee has the authority to interpret our stock incentive plan, to establish, amend and rescind any rules and regulations relating to our 2003 Plan and to make any other determinations that the Compensation Committee deems necessary or desirable for the administration of our 2003 Plan. The Compensation Committee may also correct any defect or supply any omission or reconcile any inconsistency in our stock incentive plan in the manner and to the extent the Compensation Committee deems necessary or desirable. Any decision of the Compensation Committee in the interpretation and administration of our 2003 Plan lies within its sole and absolute discretion and is final, conclusive and binding on all parties concerned, including participants in our 2003 Plan and their beneficiaries or successors.

     Limitations. An aggregate of 2,500,000 shares of the Company's common stock has been authorized for issuance under the Company's 2003 Plan. No options to purchase common stock nor other stock awards has been issued by the Company.

     Stock options. Stock options granted under our 2003 Plan may be non-qualified or incentive stock options for federal income tax purposes. The Compensation Committee will set option exercise prices and terms and will determine the time at which stock options will be exercisable. However, the term of a stock option may not exceed 10 years.

     The Compensation Committee may also grant options that are intended to be incentive stock options, which comply with Section 422 of the Internal Revenue Code of 1986, as amended. Fair market value is defined as the closing price of the shares as reported on the grant date as quoted on the NASD's Bulletin Board.

     Stock-based awards. The Compensation Committee has the authority to grant stock-based awards, which may consist of awards of common stock, restricted stock and awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of, shares of common stock.

Stock-based awards may be granted on a stand-alone basis or in addition to any other awards granted under our 2003 Plan. The Compensation Committee will determine the form of stock-based awards and the conditions on which they may be dependent. The conditions may include the right to receive one or more shares of common stock or the equivalent value in cash upon the completion of a specified period of service or the occurrence of an event or the attainment of performance objectives. The Compensation Committee will also determine the participants to whom stock-based awards may be made, the timing of those awards, the number of shares to be awarded, whether those other stock-based awards will be settled in cash, stock or a combination of cash and stock and all other terms of those awards.

     General. Stock options and restricted stock awards are not transferable or assignable, except for estate planning purposes. The Company may deduct sufficient sums to pay withholding required for federal, state and local taxes or other taxes as a result of the exercise of a stock award.

     In the event of any stock dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of stock or other corporate exchange or any distribution to shareholders other than regular cash dividends, the Compensation Committee may, in its sole discretion, make a substitution or adjustment, as the Compensation Committee deems to be equitable, to the number or kind of stock issued or reserved for issuance under our 2003 Plan under outstanding awards and the term, including option price, of those awards.

     Except as otherwise provided in a stock award agreement, in the event of our change in control or a change of control of the Company, the Compensation Committee may, in its sole discretion, accelerate a stock award, cause us to make a cash payment in exchange for a stock award or require the issuance of a substitute stock award.

     Certain income tax consequences. The Company has been advised by counsel that the material federal income tax consequences to the Company and the participants in the 2003 Plan of the grant and exercise of options under existing and applicable provisions of the Internal Revenue Code of 1986, as amended, and regulations will generally be as follows:

          Incentive stock options. A participant will not realize any taxable income at the time an incentive stock option is granted or exercised, and the Company will not receive an income tax deduction at the time of grant or exercise. If a participant does not sell stock acquired upon the exercise of an incentive stock option within (1) two years after the date of the grant or (2) one year after the date of exercise, then a subsequent sale of such stock generally will be taxed as capital gain or loss. If a participant disposes of shares acquired upon the exercise of an incentive stock option within the period set forth in clause (1) or (2) above, then that participant will generally realize ordinary income in an amount equal to the lesser of (a) the gain realized by that participant upon such disposition and (b) the excess of the fair market value of the stock on the date of exercise over the exercise price. In that event, the Company would generally be entitled to an income tax deduction equal to the amount recognized as ordinary income by the applicable participant. Any gain in excess of the amount recognized by the participant as ordinary income would be taxed as short-term or long-term capital gain, depending on the holding period.

          Non-qualified stock options. A participant will not realize taxable income upon the grant of a non-qualified stock option, and the Company will not receive an income tax deduction at such time. Upon exercise of a non-qualified stock option, the applicable participant will realize ordinary income in an amount equal to the excess of the fair market value of the stock on the date of exercise over the exercise price. Upon a subsequent sale of such stock, the participant will recognize short-term or long-term capital gain depending on his or her holding period for the shares. The Company is generally allowed an income tax deduction at the same time and in the same amount recognized as ordinary income by the participant.

          Stock-based awards. Amounts received by the participant upon the grant of other stock-based awards are ordinarily taxed as ordinary income when received. However, if such other stock-based awards consist of property subject to restrictions, the amounts generally will not be taxed until the restrictions lapse or until the participant makes an election under Section 83(b) of the Internal Revenue Code. The Company is generally allowed an income tax deduction at the same time and in the same amount recognized as ordinary income by the participant.

          Compliance with Section 162(m). Our 2003 Plan should allow certain stock options and other stock-based awards to be treated as qualified performance-based compensation under Section 162(m) of the Internal Revenue Code. However, the Compensation Committee may, from time to time, award compensation that is not deductible under Section 162(m).

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

Persons Entitled to Notice

     The Record Date for the determination of the shareholders entitled to notice of and to consent to the Action has been fixed as of the close of business on July 11, 2003. As of July 11, 2003, there were outstanding 18228,439 shares of Common Stock. The Actions have been duly approved by the Consenting Shareholders holding a majority of the outstanding Common Stock. Approval or consent of the remaining shareholders is not required and is not being solicited hereby or by any other means.

     The California General Corporation Law does not provide for dissenters rights in connection with the adoption of the Actions.

        Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of October 30, 2003, the stock ownership of all persons known to own beneficially five percent or more of the Company's voting stock and all directors and officers of the Company, individually and as a group. Each person has sole voting and investment power over the shares indicated, except as noted. Unless otherwise stated in the notes to the table, each person named below has sole authority to vote and dispose of the shares shown. Under Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended, in calculating percentage ownership, each person named below is deemed to beneficially own securities that such person has the right to acquire within sixty days through the exercise of any option or warrant or through the conversion of any security. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrant, but are not deemed outstanding for purposes of computing the percentage of any other person. As of October 30, 2003, there were 18,228,439 shares of common stock issued and outstanding. The address of those individuals for which an address is not otherwise indicated is 5 Whatney, Irvine, California 92618.

                                                         Percent of
                                    Number of            Outstanding
        Name and Address           Voting Shares         Voting Shares
        ----------------           -------------         -------------

     William M. Alverson            12,820,000 (1)            70.33%
     Director, President
     CFO & Secretary
     5 Whatney
     Irvine, CA 92618

     Katherine T. West               12,820,000 (2)           70.33%
     Director*
     5 Whatney
     Irvine, CA 92618

     Rick McEwan                         -0-
     Former Officer & Director

     Allan E. Schrum                     -0-
     Former Director & Officer

     Clare C. Schrum                     -0-
     Former Officer

     All directors and officers     12,820,000               70.33%
     as a group (2 persons)

*Ms.     West is married to Mr. Alverson.

(1) Includes 2,000,000 shares of common stock held by Katherine T. West with respect to which shares Mr. Alverson disclaims beneficial ownership.

(2) Includes 10,820,000 shares of common stock held by William Alverson with respect to which shares Ms. West disclaims beneficial ownership.

     As of October 30, 2003, there were approximately 80 shareholders of record.

                                    BY ORDER OF THE BOARD OF DIRECTORS

                                    /s/ William M. Alverson
                                    --------------------------------------------
                                    William M. Averson, President and Secretary

                                                                       Exhibit A

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                   ADVANCED REFRIGERATION TECHNOLOGIES, INC.,
                            A California Corporation

         William M. Alverson certifies that:

         1. He is the President and the Secretary, respectively, of Advanced Refrigeration Technologies, Inc., a California corporation (the "Corporation").

         2. Article I. of the Articles of Incorporation of this Corporation is amended to read as follows:

         "The name of this corporation is: Joystar, Inc.".

         3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

         4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of Shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the Corporation is 18,228,439. The number of shares voting in favor of the amendment was 10,820,000 (70.3%) constituting a majority of the outstanding shares entitled to vote.

         I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.


DATE: March___, 2004


                                    /s/ William M. Alverson
                                    --------------------------------------------
                                    William M. Alverson, President and Secretary

                                                                       Exhibit B

                    AMENDED 2002 EQUITY AND STOCK OPTION PLAN

1. PURPOSE OF THE PLAN

     The purpose of the Plan is to aid the Company, its Subsidiaries and Affiliates, as may be applicable, in recruiting and retaining key individuals of outstanding ability and to motivate such individuals to exert their best efforts on behalf of the Company, its Subsidiaries and Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such key individuals will have in the welfare of the Company as a result of their proprietary interest in the Company's success.

 2. DEFINITIONS

     The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

          (a) Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

          (b) Affiliate: With respect to the Company, any company directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board of Directors of the Company in which the Company has an interest.

          (c) Award: An Option or Stock-Based Award granted pursuant to the Plan. (d) Beneficial Owner: A "beneficial owner", as such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

          (d) Beneficial Owner: A "beneficial owner" as such term is defined in Rule 13d-3 under the Act (or any successor rule thereto)

          (e) Board: The Board of Directors of the Company.

          (f) Board Change: Within the twenty-four consecutive month period following the occurrence of any of the events set forth in Section 2(v)(i), individuals who immediately prior to the occurrence of any of such events constitute the Board cease for any reason to constitute at least a majority thereof (other than in the event of a director's death or Disability).

          (g) Cause: In the event that a Participant is a party to an employment agreement with the Company, the Parent, a Subsidiary or an Affiliate at the date an Award is granted, "Cause" shall have the same meaning ascribed to such term in such employment agreement. In the event that a Participant is not party to any such employment agreement or there is no

          (h) such definition, "Cause" shall be defined as follows:

             (i) a Participant's continued failure substantially to perform the Participant's duties (other than as a result of total or partial incapacity due to physical or mental illness) for a period of 10 days following written notice by the Company to the Participant of such failure; or

             (ii)dishonesty in the performance of, or willful malfeasance or willful misconduct in connection with, a Participant's duties;
                 or

             (iii) an act or acts on a Participant's part constituting (x) a felony under the laws of the United States or any state thereof or (y) a misdemeanor involving moral turpitude; or

             (iv)any act or omission of a Participant which is materially injurious to the financial condition or business reputation of Parent, the Company or any of its Subsidiaries or Affiliates; or

             (v) a Participant's breach of any restrictive covenants contained in any agreement with the Company or any of its Subsidiaries or Affiliates to which Participant is a party.

          (i) Change in Control: The occurrence of any of the following events:

             (i) any Person, other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Stock of the Company, becomes the Beneficial Owner, directly or indirectly, of securities of the Company, (a) representing a greater percentage of the combined voting power of the Company's then-outstanding securities than the percentage of the combined voting power of the Company's then-outstanding securities held by Parent and its Affiliates and (b) representing 30% or more of the combined voting power of the Company's then-outstanding securities; or

             (ii) during any period of twenty-four months (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2(h)(i), (iii) or (iv) of the Plan, (B) a director nominated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control or (C) a director nominated by any Person, other than Parent and its Affiliates, who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's securities) whose election by the Board or nomination for election by the Company's shareholders was approved in advance by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

             (iii) the Company is merged or consolidated with any other company, other than a merger or consolidation which would result in the shareholders of the Company immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

             (iv) the complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company's assets, other than a liquidation of the Company or sale of its assets to an Affiliate into a wholly-owned subsidiary.

          (j) Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

          (k) Committee: The Board of Directors of the Company, the Compensation Committee of the Board, or, if applicable, the subcommittee to which such Committee delegates its duties and powers.

          (l)  Company: Advanced Refrigeration Technologies, Inc.

          (m) Disability: Inability to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which constitutes a permanent and total disability, as defined in Section 22(f)(3) of the Code (or any successor section thereto). The determination whether a Participant has suffered a Disability shall be made by the Committee based upon such evidence as it deems necessary and appropriate. A Participant shall not be considered disabled unless he or she furnishes such medical or other evidence of the existence of the Disability as the Committee, in its sole discretion, may require.

          (n)  Effective Date: The date set by the Company's Board of Directors.

          (o) Employer: The Company, a Subsidiary or an Affiliate, as applicable, which employs any given Participant.

          (p) Fair Market Value: on a given date, the closing price of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if no Composite Tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on a national securities exchange, the per Share closing bid price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted), or, if there is no market on which the Shares are regularly quoted, the Fair Market Value shall be the value established by the Committee in good faith; If no sale of Shares shall have been reported on such Composite Tape or such national securities exchange on such date or quoted on the National Association of Securities Dealer Automated Quotation System on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used.

          (q) ISO: An Option that is also an incentive stock option granted pursuant to Section 6(d) of the Plan.

          (r) Stock-Based Awards: Awards granted pursuant to Section 8 of the Plan. Option: A stock option granted pursuant to Section 6 of the Plan. Option Price: The purchase price per Share of an Option, as determined pursuant to Section 6(a) of the Plan.

          (w) Participant: An employee or director of the Company, its Parent, Subsidiary or Affiliate, or an individual who is not such an employee or director but who otherwise performs services for the Company, its Parent, Subsidiary or Affiliate, and in any case, who is selected by the Committee to participate in the Plan.

          (x) Performance-Based Awards: Certain Other Stock-Based Awards granted pursuant to Section 8(b) of the Plan.

          (y) Person: A "person", as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

          (z) Plan: The Advanced Refrigeration Technologies, Inc. Amended 2002 Equity and Stock Option Plan.

          (aa) Public Offering: A sale of shares of the Company's common stock to the public pursuant to a registration statement under the Securities Act of 1933, as amended, that has been declared effective by the Securities and Exchange Commission (other than a registration statement on Form S-4 or Form S-8, or any other successor or other forms promulgated for similar purposes, or a registration statement in connection with an offering to employees of the Company and its Subsidiaries) that results in an active trading market in the Company's common stock; provided, that there shall be deemed to be an "active trading market" if the Company's common stock is listed or quoted on a national stock exchange or the NASDAQ National Market.

          (bb) Shares: Shares of Common Stock of the Company, no par value per Share.

          (cc) Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

3. SHARES SUBJECT TO THE PLAN

     The total number of Shares which may be issued under the Plan is less than 15% of the total Shares outstanding, which shall not exceed 480,000 Shares. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The issuance of Shares or the payment of cash upon the exercise of an Award shall reduce the total number of Shares available under the Plan, as applicable. Shares which are subject to Awards which terminate or lapse may be granted again under the Plan.

4. ADMINISTRATION

     The Plan shall be administered by the Board of Directors or the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are intended to qualify as "non-employee directors" within the meaning of Rule 16b-3 under the Act (or any successor rule thereto) and "outside directors" within the meaning of Section 162(m) of the Code (or any successor section thereto). Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its affiliates or a company acquired by the Company or with which the Company combines. The number of Shares underlying such substitute awards shall be counted against the aggregate number of Shares available for Awards under the Plan. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions). The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise of an Award. Unless the Committee specifies otherwise, the Participant may elect to pay a portion or all of such withholding taxes by (a) delivery in Shares or (b) having Shares withheld by the Company from any Shares that would have otherwise been received by the Participant.

5. LIMITATIONS

     No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

6. TERMS AND CONDITIONS OF OPTIONS

     Options granted under the Plan shall be, as determined by the Committee, nonqualified or incentive stock options for federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

          (a) Option Price. The Option Price per Share shall be determined by the Committee.

          (b) Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted.

          (c) Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii) or (iii) in the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant (i) in cash or its equivalent (e.g., by check); (ii) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee or generally accepted accounting principles); (iii) partly in cash and partly in such Shares; or (iv) through the delivery of irrevocable instruments to a broker to deliver promptly to the Company an amount equal to the aggregate Option price for the shares being purchased. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

          (d) ISOs. The Committee may grant to employees Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto), including, without limitation the requirement that the Option Price per Share subject to an ISO shall not be less than 100% of the Fair Market Value of the Shares on the date an ISO is granted.. No ISO may be granted to any Participant who at the time of such grant, owns more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition.

          (e) Attestation. Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

7. STOCK-BASED AWARDS

     (a) Generally. The Committee, in its sole discretion, may grant Awards of Shares, Awards of restricted Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares ("Stock-Based Awards"). Such Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Stock-Based Awards; whether such Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

     (b) Performance-Based Awards. Notwithstanding anything to the contrary herein, certain Stock-Based Awards granted under this Section 8 may be granted in a manner which is deductible by the Company under Section 162(m) of the Code (or any successor section thereto) ("Performance-Based Awards"). A Participant's Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria:
         (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on shareholders' equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital and (xviii) return on assets. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Section 162(m) of the Code, elect to defer payment of a Performance-Based Award.

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

8. ADJUSTMENTS UPON CERTAIN EVENTS

     Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

          (a) Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends or any transactions similar to the foregoing, the Committee in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the Option Price and/or (iii) any other affected terms of such Awards.

          (b) Change in Control. Except as otherwise provided in an Award agreement or an employment, severance or change in control agreement, in the event of a Change in Control or a Parent Triggering Event, the Committee in its sole discretion and without liability to any person may take such actions, if any, as it deems necessary or desirable with respect to any Award (including, without limitation, (i) the acceleration of an Award, (ii) the payment of a cash amount in exchange for the cancellation of an Award and/or (iii) the requiring of the issuance of substitute Awards that will substantially preserve the value, rights and benefits of any affected Awards previously granted hereunder) as of the date of the consummation of the Change in Control.

9. NO RIGHT TO EMPLOYMENT OR AWARDS

     The granting of an Award under the Plan shall impose no obligation on the Company or any Subsidiary to continue the employment or service or consulting relationship of a Participant and shall not lessen or affect the Company's or Subsidiary's right to terminate the employment or service or consulting relationship of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

10. SUCCESSORS AND ASSIGNS

     The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

11. NONTRANSFERABILITY AWARDS

     Unless otherwise determined by the Committee or as hereinafter provided, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant. However, unless the Award agreement provides otherwise, a Participant may transfer his or her rights under a nonqualified Option agreement, by assignment, satisfactory in form and substance to the Committee, to a trust or similar entity established solely for the benefit of the Participant's lineal descendants; provided, that such assignee must first agree to be bound by the same terms and conditions as the Participant with respect to such Option; and provided, further, that the rights of such assignee shall not themselves be transferable.

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

12. AMENDMENTS OR TERMINATION

     The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which, (a) without the approval of the shareholders of the Company, would (except as is provided in Section 9 of the Plan), increase the total number of Shares reserved for the purposes of the Plan or change the maximum number of Shares for which Awards may be granted to any Participant or (b) without the consent of a Participant, would impair any of the rights or obligations under any Award theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws. Notwithstanding anything to the contrary herein, the Board may not amend, alter or discontinue the provisions relating to Section 8(b) of the Plan after the occurrence of a Change in Control.

13. INTERNATIONAL PARTICIPANTS

     With respect to Participants who reside or work outside the United States of America and who are not (and who are not expected to be) "covered employees" within the meaning of Section 162(m) of the Code, the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the requirements of local law.

14. CHOICE OF LAW

     The Plan shall be governed by and construed in accordance with the laws of the State of California, without regard to conflicts of laws.

15. EFFECTIVENESS OF THE PLAN

     The Plan shall be effective as of the Effective Date.

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

                                                                       EXHIBIT C

                          2003 EQUITY COMPENSATION PLAN

1. PURPOSE OF THE PLAN

     The purpose of the Plan is to aid the Company, its Subsidiaries and Affiliates, as may be applicable, in recruiting and retaining key individuals of outstanding ability and to motivate such individuals to exert their best efforts on behalf of the Company, its Subsidiaries and Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such key individuals will have in the welfare of the Company as a result of their proprietary interest in the Company's success.

2. DEFINITIONS

     The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

          (a) Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

          (b) Affiliate: With respect to the Company, any company directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board of Directors of the Company in which the Company has an interest.

          (c) Award: An Option or Stock-Based
              Award granted pursuant to the Plan. (d) Beneficial Owner: A "beneficial owner", as such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

          (d) Beneficial Owner: A "beneficial owner" as such term is defined in Rule 13d-3 under the Act (or any successor rule thereto)

          (e) Board: The Board of Directors of the Company.

          (f) Board Change: Within the twenty-four consecutive month period following the occurrence of any of the events set forth in Section 2(v)(i), individuals who immediately prior to the occurrence of any of such events constitute the Board cease for any reason to constitute at least a majority thereof (other than in the event of a director's death or Disability).

          (g) Cause: In the event that a Participant is a party to an employment agreement with the Company, the Parent, a Subsidiary or an Affiliate at the date an Award is granted, "Cause" shall have the same meaning ascribed to such term in such employment agreement. In the event that a Participant is not party to any such employment agreement or there is no

          (h) such definition, "Cause" shall be defined as follows:

             (i) a Participant's continued failure substantially to perform the Participant's duties (other than as a result of total or partial incapacity due to physical or mental illness) for a period of 10 days following written notice by the Company to the Participant of such failure; or

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

             (ii)dishonesty in the performance of, or willful malfeasance or willful misconduct in connection with, a Participant's duties;
                 or

             (iii) an act or acts on a Participant's part constituting (x) a felony under the laws of the United States or any state thereof or (y) a misdemeanor involving moral turpitude; or

             (iv)any act or omission of a Participant which is materially injurious to the financial condition or business reputation of Parent, the Company or any of its Subsidiaries or Affiliates; or

             (v) a Participant's breach of any restrictive covenants contained in any agreement with the Company or any of its Subsidiaries or Affiliates to which Participant is a party.

          (i) Change in Control: The occurrence of any of the following events:

              (i) any Person, other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Stock of the Company, becomes the Beneficial Owner, directly or indirectly, of securities of the Company, (a) representing a greater percentage of the combined voting power of the Company's then-outstanding securities than the percentage of the combined voting power of the Company's then-outstanding securities held by Parent and its Affiliates and (b) representing 30% or more of the combined voting power of the Company's then-outstanding securities; or

             (ii) during any period of twenty-four months (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2(h)(i), (iii) or (iv) of the Plan, (B) a director nominated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control or (C) a director nominated by any Person, other than Parent and its Affiliates, who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's securities) whose election by the Board or nomination for election by the Company's shareholders was approved in advance by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

             (iii) the Company is merged or consolidated with any other company, other than a merger or consolidation which would result in the shareholders of the Company immediately prior thereto

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

                   continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

             (iv) the complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company's assets, other than a liquidation of the Company or sale of its assets to an Affiliate into a wholly-owned subsidiary.

          (j) Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

          (k) Committee: The Board of Directors of the Company, the Compensation Committee of the Board, or, if applicable, the subcommittee to which such Committee delegates its duties and powers.

          (l)  Company: Advanced Refrigeration Technologies, Inc.

          (m) Disability: Inability to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which constitutes a permanent and total disability, as defined in Section 22(f)(3) of the Code (or any successor section thereto). The determination whether a Participant has suffered a Disability shall be made by the Committee based upon such evidence as it deems necessary and appropriate. A Participant shall not be considered disabled unless he or she furnishes such medical or other evidence of the existence of the Disability as the Committee, in its sole discretion, may require.

          (n)  Effective Date: The date set by the Company's Board of Directors.

          (o) Employer: The Company, a Subsidiary or an Affiliate, as applicable, which employs any given Participant.

          (p) Fair Market Value: on a given date, the closing price of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if no Composite Tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on a national securities exchange, the per Share closing bid price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted), or, if there is no market on which the Shares are regularly quoted, the Fair Market Value shall be the value established by the Committee in good faith;

               If no sale of Shares shall have been reported on such Composite Tape or such national securities exchange on such date or quoted on the National Association of Securities Dealer Automated Quotation System on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used.

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

          (q) ISO: An Option that is also an incentive stock option granted pursuant to Section 6(d) of the Plan.

          (r) Stock-Based Awards: Awards granted pursuant to Section 8 of the Plan. Option: A stock option granted pursuant to Section 6 of the Plan. Option Price: The purchase price per Share of an Option, as determined pursuant to Section 6(a) of the Plan.

          (w) Participant: An employee or director of the Company, its Parent, Subsidiary or Affiliate, or an individual who is not such an employee or director but who otherwise performs services for the Company, its Parent, Subsidiary or Affiliate, and in any case, who is selected by the Committee to participate in the Plan.

          (x) Performance-Based Awards: Certain Other Stock-Based Awards granted pursuant to Section 8(b) of the Plan.

          (y) Person: A "person", as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

          (z) Plan: The Advanced Refrigeration Technologies, Inc. 2003 Equity Compensation Plan.

          (aa) Public Offering: A sale of shares of the Company's common stock to the public pursuant to a registration statement under the Securities Act of 1933, as amended, that has been declared effective by the Securities and Exchange Commission (other than a registration statement on Form S-4 or Form S-8, or any other successor or other forms promulgated for similar purposes, or a registration statement in connection with an offering to employees of the Company and its Subsidiaries) that results in an active trading market in the Company's common stock; provided, that there shall be deemed to be an "active trading market" if the Company's common stock is listed or quoted on a national stock exchange or the NASDAQ National Market.

          (bb) Shares: Shares of Common Stock of the Company, no par value per Share.

          (cc) Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

3. SHARES SUBJECT TO THE PLAN

     The total number of Shares which may be issued under the Plan is less than 15% of the total Shares outstanding, which shall not exceed 2,500,000 Shares. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The issuance of Shares or the payment of cash upon the exercise of an Award shall reduce the total number of Shares available under the Plan, as applicable. Shares which are subject to Awards which terminate or lapse may be granted again under the Plan.

4. ADMINISTRATION

     The Plan shall be administered by the Board of Directors or the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are intended to

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

qualify as "non-employee directors" within the meaning of Rule 16b-3 under the Act (or any successor rule thereto) and "outside directors" within the meaning of Section 162(m) of the Code (or any successor section thereto). Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its affiliates or a company acquired by the Company or with which the Company combines. The number of Shares underlying such substitute awards shall be counted against the aggregate number of Shares available for Awards under the Plan. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions). The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise of an Award. Unless the Committee specifies otherwise, the Participant may elect to pay a portion or all of such withholding taxes by (a) delivery in Shares or (b) having Shares withheld by the Company from any Shares that would have otherwise been received by the Participant.

5. LIMITATIONS

     No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

6. TERMS AND CONDITIONS OF OPTIONS

     Options granted under the Plan shall be, as determined by the Committee, nonqualified or incentive stock options for federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

          (a) Option Price. The Option Price per Share shall be determined by the Committee.

          (b) Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted.

          (c) Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii) or (iii) in the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to

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

              the Company in full at the time of exercise at the election of the Participant (i) in cash or its equivalent (e.g., by check); (ii) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee or generally accepted accounting principles); (iii) partly in cash and partly in such Shares; or (iv) through the delivery of irrevocable instruments to a broker to deliver promptly to the Company an amount equal to the aggregate Option price for the shares being purchased. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

          (d) ISOs. The Committee may grant to employees Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto), including, without limitation the requirement that the Option Price per Share subject to an ISO shall not be less than 100% of the Fair Market Value of the Shares on the date an ISO is granted.. No ISO may be granted to any Participant who at the time of such grant, owns more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition.

          (e) Attestation. Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

7. STOCK-BASED AWARDS

     (a) Generally. The Committee, in its sole discretion, may grant Awards of Shares, Awards of restricted Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares ("Stock-Based Awards"). Such Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Stock-Based Awards may be granted alone or in addition to any

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

         other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Stock-Based Awards; whether such Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

     (b) Performance-Based Awards. Notwithstanding anything to the contrary herein, certain Stock-Based Awards granted under this Section 8 may be granted in a manner which is deductible by the Company under Section 162(m) of the Code (or any successor section thereto) ("Performance-Based Awards"). A Participant's Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria:
         (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on shareholders' equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital and (xviii) return on assets. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Section 162(m) of the Code, elect to defer payment of a Performance-Based Award.

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

8. ADJUSTMENTS UPON CERTAIN EVENTS

     Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

          (a) Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends or any transactions similar to the foregoing, the Committee in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the Option Price and/or (iii) any other affected terms of such Awards.

          (b) Change in Control. Except as otherwise provided in an Award agreement or an employment, severance or change in control agreement, in the event of a Change in Control or a Parent Triggering Event, the Committee in its sole discretion and without liability to any person may take such actions, if any, as it deems necessary or desirable with respect to any Award (including, without limitation, (i) the acceleration of an Award, (ii) the payment of a cash amount in exchange for the cancellation of an Award and/or (iii) the requiring of the issuance of substitute Awards that will substantially preserve the value, rights and benefits of any affected Awards previously granted hereunder) as of the date of the consummation of the Change in Control.

9. NO RIGHT TO EMPLOYMENT OR AWARDS

     The granting of an Award under the Plan shall impose no obligation on the Company or any Subsidiary to continue the employment or service or consulting relationship of a Participant and shall not lessen or affect the Company's or Subsidiary's right to terminate the employment or service or consulting relationship of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

10. SUCCESSORS AND ASSIGNS

     The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

11. NONTRANSFERABILITY AWARDS

     Unless otherwise determined by the Committee or as hereinafter provided, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant. However, unless the Award agreement provides otherwise, a Participant may transfer his or her rights under a nonqualified Option agreement, by assignment, satisfactory in form and substance to the Committee, to a trust or similar entity established solely for

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

the benefit of the Participant's lineal descendants; provided, that such assignee must first agree to be bound by the same terms and conditions as the Participant with respect to such Option; and provided, further, that the rights of such assignee shall not themselves be transferable.

12. AMENDMENTS OR TERMINATION

     The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which, (a) without the approval of the shareholders of the Company, would (except as is provided in Section 9 of the Plan), increase the total number of Shares reserved for the purposes of the Plan or change the maximum number of Shares for which Awards may be granted to any Participant or (b) without the consent of a Participant, would impair any of the rights or obligations under any Award theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws. Notwithstanding anything to the contrary herein, the Board may not amend, alter or discontinue the provisions relating to Section 8(b) of the Plan after the occurrence of a Change in Control.

13. INTERNATIONAL PARTICIPANTS

     With respect to Participants who reside or work outside the United States of America and who are not (and who are not expected to be) "covered employees" within the meaning of Section 162(m) of the Code, the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the requirements of local law.

14. CHOICE OF LAW

     The Plan shall be governed by and construed in accordance with the laws of the State of California, without regard to conflicts of laws.

15. EFFECTIVENESS OF THE PLAN

     The Plan shall be effective as of the Effective Date.

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